UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

A. Schulman, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of A. Schulman, Inc. (the “Corporation”) will be held at The Hilton Inn West, 3180 West Market Street, Akron, Ohio, on Thursday, December 7, 2006 at 10:00 A.M., local time, for the purpose of considering and acting upon:

1.	The election of four (4) Class II Directors for a three-year term expiring in 2009;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountant for the fiscal year ending August 31, 2007;

3.	The approval of the A. Schulman, Inc. 2006 Incentive Plan; and

4.	The transaction of any other business as may properly come before the meeting and any adjournments thereof.

Stockholders of record at the close of business on October 18, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors

Gary J. Elek
  Secretary

Akron, Ohio
November 7, 2006

Your vote is important. Stockholders are requested to complete, date, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, such stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. A. Schulman, Inc. (the “Corporation”) has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Corporation’s shares of common stock held through such brokerage firms. If your family has multiple accounts holding shares of common stock of the Corporation, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or the Corporation’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

PROXY STATEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
PROPOSAL 3 — APPROVAL OF THE A. SCHULMAN, INC. 2006 INCENTIVE PLAN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
GENERAL INFORMATION

3550 West Market Street
Akron, Ohio 44333

PROXY STATEMENT

November 7, 2006

The accompanying proxy is solicited by the Board of Directors of A. Schulman, Inc. (the “Corporation”) for use at the 2006 Annual Meeting of Stockholders to be held on December 7, 2006, and any adjournments thereof.

Stockholders of record at the close of business on October 18, 2006 (the record date) will be entitled to vote at the 2006 Annual Meeting. On that date the Corporation had issued and outstanding 26,766,698 shares of common stock, $1.00 par value (the “Common Stock”). Each such share is entitled to one vote on all matters properly coming before the 2006 Annual Meeting. At least 13,383,350 shares of Common Stock of the Corporation must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 7, 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

In accordance with the provisions of the Corporation’s By-Laws, as amended (the “By-Laws”), and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors has fixed the number of Directors at twelve. The Directors of the Corporation are currently divided into three classes, and the By-Laws require that, to the extent possible, there be the same number of Directors in each class. As a result of the retirement of Robert A. Stefanko as a director of the Corporation in April 2006 and the appointment to the Board of James A. Mitarotonda and David G. Birney in October 2005 and January 2006, respectively, there are currently four Directors in Class I, two Directors in Class II and five Directors in Class III. In order to bring the Board into compliance with the By-Laws, Dr. Paul Craig Roberts, a Class III Director, has agreed to resign as a Director of the Corporation effective the date of the 2006 Annual Meeting. Therefore, upon election of the four nominees as Class II Directors, there will be four Directors in each class. The Directors elected at the 2006 Annual Meeting will be elected to serve for three-year terms expiring in 2009 and until their respective successors are duly elected and qualified.

Unless a stockholder requests that voting of that stockholder’s proxy be withheld for any one or more of the nominees for Director in accordance with the instructions set forth on the proxy card, it presently is intended that shares represented by proxies in the enclosed form will be voted for the election as Directors of the four Class II nominees named in the table on the following page. All of the members of the Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the nomination of these nominees.

This year the Corporation is offering registered stockholders the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting your vote by mail on the enclosed proxy card, you may vote by telephone or “on line” via the Internet by following the procedures described on your Proxy Card. In order to vote on line or via telephone, please have the enclosed Proxy Card in hand, and call the number or go to the website listed on the Proxy Card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from Internet access providers and telephone companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES.

All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a Director, an event that the Board of Directors does not now expect, the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. The election of the Director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold Authority” will not be counted toward the election of Directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect other than that they will be counted for establishing a quorum.

The following information concerning each nominee and each Director continuing in office is based in part on information received from the respective nominees and Directors and in part from the Corporation’s records.

		First
	Principal Occupation During Past Five Years	Became
Name of Nominee or Director	and Age as of October 18, 2006	Director

Nominees to Serve Until 2009 Annual Meeting of Stockholders (Class II)
James S. Marlen(1)(2)	Chairman of the Board of Ameron International Corporation (construction and industrial manufacturing) since 1995; President and Chief Executive Officer of Ameron International Corporation since 1993; formerly, Vice President, GenCorp., Inc. (aerospace, automotive, chemical and plastics) and President, GenCorp. Polymer Products, a subsidiary of GenCorp., Inc., 1988-1993; age 65	1995
Ernest J. Novak, Jr.(1)	Retired; formerly, Partner of Ernst & Young LLP (public accounting), 1980-2003, including most recently, Managing Partner of certain domestic offices, 1986-2003; age 61	2003
Howard R. Curd
Chairman of the Board and Chief Executive Officer of Uniroyal Engineered Products, LLC (plastic vinyl coated fabrics), since 2003; Trustee for Brothers Gourmet Coffee, Inc., 2002-2006; Trustee to DeGeorgio, 2000-2003; Chairman and Chief Executive Officer Uniroyal Technology Corporation (compound semiconductor, plastic vinyl coated fabrics and specialty chemical), 1992-2003; age 67
		Nominee
Michael A. McManus, Jr.
President, Chief Executive Officer and a director of Misonix, Inc., (a medical device company) since 1998; President and Chief Executive Officer of New York Bancorp Inc. from 1991 to 1998 and a director from 1990 to 1998; age 63
		Nominee

		First
	Principal Occupation During Past Five Years	Became
Name of Nominee or Director	and Age as of October 18, 2006	Director

Continuing Directors Serving Until 2008 Annual Meeting of Stockholders (Class I)
Dr. Peggy Miller(2)(3)	President, South Dakota State University since January, 1998; formerly, Senior Fellow, National Center for Higher Education 1996-1998; President, The University of Akron 1992-1996; and Chancellor and Chief Executive Officer, Indiana University Northwest, 1984-1992; Age 69	1994
Willard R. Holland(1)(2)(3)(4)	Retired; formerly, Chairman of the Board of FirstEnergy Corp. (electric utility), 1996-1999; President and Chief Executive Officer, FirstEnergy Corp., 1993-1999; Chairman of the Board and Chief Executive Officer of FirstEnergy Corp.’s subsidiary, Pennsylvania Power Company, 1993-1999; Chief Operating Officer, Ohio Edison Company, 1991-1993; and Senior Vice President, Detroit Edison Company (electric utility), 1988-1991; age 70	1995
John B. Yasinsky(1)(2)	Retired; formerly, Chairman and Chief Executive Officer of Omnova Solutions, Inc. (decorative and building products and performance chemicals), 1999-2001; and Chairman, President and Chief Executive Officer of GenCorp., Inc. (aerospace, automotive, chemical and plastics), 1995-1999; age 67	2000
David G. Birney(3)	Retired; formerly, President and Chief Executive Officer of Solvay America, Inc. (chemicals, plastics and pharmaceuticals), 2001-2006; and President and Chief Executive Officer of Solvay Polymers, Inc. (plastics company), 1987-2000; age 63	2006

Continuing Directors Serving Until 2007 Annual Meeting of Stockholders (Class III)
Terry L. Haines(4)	President and Chief Executive Officer of the Corporation since 1991 and Chairman of the Board since 2006; formerly, Chief Operating Officer of the Corporation, 1990-1991; age 60	1990
James A. Karman(1)(3)	Retired; formerly, Vice Chairman, RPM International, Inc. (coatings, sealants and specialty chemicals), 1999-2002; President of RPM International, Inc., 1978-1999; and Chief Financial Officer of RPM International, Inc., 1982-1993; age 69	1995

		First
	Principal Occupation During Past Five Years	Became
Name of Nominee or Director	and Age as of October 18, 2006	Director

Joseph M. Gingo(2)(3)	Executive Vice President, Quality Systems and Chief Technical Officer of The Goodyear Tire & Rubber Company (tire and rubber manufacturing) since 2003; formerly, Senior Vice President for Technology and Global Products Planning of The Goodyear Tire & Rubber Company, 1999-2003; Vice President and General Manager of The Goodyear Tire & Rubber Company’s Engineered Products business unit, 1998-1999; and Vice President of The Goodyear Tire and Rubber Company’s Asia operations, 1995-1998; age 60	2000
James A Mitarotonda(4)(5)	Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P. (an investment firm) since 1991; President and Chief Executive Officer since May 2006 of Dynabazaar, Inc.; Co-Chief Executive Officer and Co-Chairman, from April 2003 until May 2004, and sole Chief Executive Officer, from May 2004 until October 2004, of LQ Corporation, Inc.; and from January 2001 until May 2004, President and Chief Executive Officer of MM Companies, Inc. (now known as George Foreman Enterprises, Inc.); age 52	2005

(1)	Member of Audit Committee

(2)	Member of Nominating and Corporate Governance Committee

(3)	Member of Compensation Committee

(4)	Member of Executive Committee

(5)	Mr. Mitarotonda was appointed to the Audit Committee effective October 17, 2006

Mr. McManus and Mr. Curd were nominated to the Board of Directors in connection with the Agreement, dated as of October 25, 2006, between the Corporation and a group of investors led by Barington Capital Group, L.P. (collectively, the “Barington Group”). See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS on p. 35 of this Proxy Statement. Mr. Haines is a director of FirstMerit Corporation and Ameron International Corporation. Mr. Holland is a director of Davey Tree Expert Company. Mr. Karman is a director of RPM International, Inc. Dr. Miller is a director of The Lubrizol Corporation. Mr. Marlen is a director of Ameron International Corporation and Parsons Corporation. Mr. Novak is a director of BorgWarner Inc. and FirstEnergy Corp. Mr. Yasinsky is a director of CMS Energy Corporation. Mr. Mitarotonda is a director of Dynabazaar, Inc., and The Pep Boys — Manny, Moe & Jack. Mr. Birney is a director of Tronox, Inc. Mr. McManus is a director of American Home Mortgage Holdings, Inc., Novavax, Inc., LQ Corporation, Inc. and Misonix, Inc. In August of 2002, Uniroyal Technical Corporation (“UTC”), of which Mr. Curd was Chairman, Chief Executive Officer and a director, filed for reorganization under Chapter 11 of the Bankruptcy Code (11 U.S.C. 1101 et seq.). In October 2003, Mr. Curd purchased the assets of Uniroyal Engineered Products from UTC through a Section 363 sale process at which time Mr. Curd resigned his positions with UTC and became Chairman and Chief Executive Officer of the acquiring company, Uniroyal Engineered Products, LLC.

Attendance at Meetings

The Board of Directors held 14 meetings during the year ended August 31, 2006. All incumbent Directors attended at least 75% of the total of all meetings of the Board of Directors and any committees thereof on which such Director served during the year. In accordance with the Corporation’s Corporate Governance Guidelines for the Board of Directors, Directors are expected to attend all meetings of the Board of Directors (although it is understood that, on occasion, a Director may not be able to attend a meeting). Directors are encouraged to attend the Annual Meeting of Stockholders. All of the members of the Board of Directors attended the 2005 Annual Meeting of Stockholders on December 8, 2005, other than Mr. Roberts and Mr. Birney (who was not then a member of the Board of Directors).

Compensation of Directors

Each Director who is not an employee of the Corporation receives an annual Director’s fee of $29,000, plus $1,500 for each Board or Committee meeting attended. In addition, each Director who serves as a Chair of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, receives an additional annual fee of $8,500, $7,500 and $6,000, respectively. Through October 17, 2006, each Director had the option under the 2002 Equity Incentive Plan to defer payment of all or a specified portion of his or her Director’s fees and to receive, in lieu thereof, a number of units equivalent to the amount to be paid, divided by the closing price of the Common Stock on the last business day of the prior calendar year. At the end of a Director’s service to the Board of Directors, the units are surrendered in exchange for a cash payment in an amount determined by multiplying the number of units times the market price of the Common Stock on the day before the surrender date. On October 17, 2006, the Board adopted the A. Schulman, Inc. Directors Deferred Units Plan (the “Directors Plan”). Pursuant to the terms of the Directors Plan, a non-employee Director may elect, prior to the first day of any calendar year, to defer all or a portion of his or her Director fees in that calendar year. Any Director who is currently deferring fees pursuant to the terms of the 2002 Equity Incentive Plan will continue to defer fees in accordance with the terms of the Directors Plan for the remainder of the 2006 calendar year. Deferred Director fees (“Deferred Fees”) for each calendar quarter are aggregated and credited to an account for each participating Director (the “Account”) until the last day of each quarter (a “Valuation Date”). In addition, the Account is credited with the amount of any dividends that would have been paid to the Director had he or she actually owned shares of Common Stock equal to the number of units in the Account at the time of the dividend payment. On each Valuation Date, all amounts credited to the Account are converted into units by dividing the amount in the Account by the closing price of a share of Common Stock on the Valuation Date. Upon the earlier of a Director’s separation from service as a Director, a change of control or a Director’s disability, units will be converted into cash based on the closing price of a share of Common Stock on the date prior to the date that payment is made and paid to the Director in a single lump sum.

On February 1, 2006, each non-employee Director received an award of 2,000 restricted shares of Common Stock pursuant to the Corporation’s 2002 Equity Incentive Plan. The restricted stock grants vest on the fourth anniversary of the date awarded, and the fair market value of the restricted shares granted to each such non-employee Director on the February 1, 2006 grant date was $50,340 (based upon the $25.17 closing price of the Common Stock on the date of grant).

CORPORATE GOVERNANCE

The Board of Directors has long followed, both formally and informally, corporate governance principles designed to assure that the Board, through its membership, composition and committee structure, is able to provide informed, competent and independent oversight of the Corporation. In response to the enactment of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and other developments in corporate governance, the Board of Directors reviewed during 2003 and 2004 the Corporation’s corporate governance policies and committee charters to assure that the Board continues to meet fully its responsibilities to the Corporation’s stockholders and the investing public. The measures taken to assure that this objective is met are described below.

Corporate Governance Guidelines

The Board of Directors reviewed and adopted the Corporation’s Corporate Governance Guidelines in 2004. These Corporate Governance Guidelines, which are available on the Corporation’s website at www.aschulman.com, are intended to assure that the Director qualifications, Committee structure and overall Board processes provide good corporate governance and independent oversight of the Corporation’s management.

Director Independence

Under the corporate governance listing standards of The Nasdaq Stock Market LLC (sometimes referred to as “NASDAQ”) and the Corporate Governance Guidelines, a majority of the members of the Board of Directors must satisfy NASDAQ’s criteria for “independence.” The Board has determined that all Directors, other than Mr. Haines, and all nominees are independent under applicable NASDAQ standards.

Board Committees

The Board of Directors has established the following standing Committees: Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board of Directors. In practice, the Executive Committee acts in place of the full Board of Directors only when emergency issues or scheduling make it difficult or impracticable to assemble the full Board of Directors. All actions taken by the Executive Committee must be reported at the next Board meeting. The Executive Committee held no formal meetings during the year ended August 31, 2006.

Audit Committee

The Audit Committee operates under a written charter, adopted in 2004, that reflects the corporate governance reforms embodied by the Securities and Exchange Commission (the “SEC”) and the rules and listing standards of NASDAQ. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the accounting and financial reporting process of the Corporation, including the quality and integrity of the Corporation’s financial statements and other financial information provided by the Corporation to any governmental or regulatory body, the public or other users thereof; the Corporation’s compliance with legal and regulatory requirements; the qualifications, independence and performance of, and the Corporation’s relationship with, its independent registered public accountant; the performance of the Corporation’s systems of internal accounting and financial controls; the performance of the Corporation’s systems of internal auditing; and the annual independent audit of the Corporation’s financial statements. The functions performed by the Audit Committee include (i) reviewing the financial statements with management and the independent registered public accountant before publication; (ii) reviewing with management and the independent registered public accountant significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements; (iii) reviewing with the Chief Executive Officer and the Chief Financial Officer any issues pertaining to the certifications required to accompany the filing of the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any other information required to be disclosed in connection therewith; (iv) overseeing the Corporation’s internal accounting and financial controls; (v) reviewing legal matters that may have a material impact on the Corporation’s financial statements or the Corporation’s compliance policies; (vi) establishing procedures for the proper handling of complaints concerning accounting or auditing matters; (vii) considering the compatibility of the independent registered public accountant non-audit services with the independent registered public accountant’s independence; (viii) reviewing and approving in advance the annual audit plan and scope of work of the independent registered public accountant and reviewing with the independent registered public accountant any audit-related concerns and management’s response; (ix) being directly responsible for the appointment, compensation, retention and oversight of the Corporation’s independent registered public accountant; and (x) pre-approving all auditing services and permitted non-audit services to be performed for the Corporation by the independent registered public accountant. Additionally, the Audit Committee oversees the Corporation’s program to comply with Section 404 of Sarbanes-Oxley, which requires the Corporation to establish, maintain and assess adequate internal control structures and procedures for financial reporting.

NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. The Corporation believes that each member of the Audit Committee as constituted satisfies this requirement. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Corporation’s independent registered public accountant, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with the accounting principles generally accepted in the United States or that the Corporation’s auditor is in fact “independent.” A more complete description of these and other Audit Committee functions is contained in the Audit Committee’s Charter, a copy of which is available on the Corporation’s website at www.aschulman.com.

The Audit Committee held a total of 6 meetings during the year ended August 31, 2006. The Audit Committee Chairman reviewed with PricewaterhouseCoopers LLP and the Corporation’s management the Corporation’s interim financial results prior to the filing of each of the Corporation’s Quarterly Reports on Form 10-Q. The Board has determined that each of the members of the Audit Committee is independent as defined under Rule 4200(a)(15) of the NASDAQ listing standards. The Board has also determined that the Chair of the Audit Committee, Ernest J. Novak, is an “audit committee financial expert” as defined in regulations adopted by the SEC.

Compensation Committee

The Compensation Committee operates under a written charter adopted in 2004. The primary purpose of the Compensation Committee is to supervise and, to the extent consistent with the Corporate Governance Guidelines, exercise the powers of the Board of Directors with respect to overseeing the use of corporate assets in compensating executive officers. The Compensation Committee has overall responsibility for executive succession planning (except for the Chief Executive Officer, which is the responsibility of the Nominating and Corporate Governance Committee), management development and approving and evaluating the incentive compensation plans, policies and programs of the Corporation. As set forth in the Compensation Committee’s charter, the functions to be performed by the Compensation Committee include (i) setting the salary and other compensation of the Chief Executive Officer and the other executive officers of the Corporation; (ii) reviewing incentive compensation pools for the Corporation prior to the annual determination of individual cash and equity based incentive awards; (iii) approving all employment or change-in-control severance agreements, annuity contracts and benefit or perquisite plans or programs (other than broad-based employee plans or programs) proposed for executive officers and certain managers; (iv) periodically reviewing the Corporation’s compensation programs and policies to align them with the Corporation’s annual and long-term goals and the interests of the stockholders; and (v) administering, implementing and interpreting the Corporation’s long term incentive plans, including stock option, restricted stock, stock appreciation right, performance incentive, and similar plans and arrangements. A more complete description of these and other Compensation Committee functions is contained in the Compensation Committee’s charter, which is available on the Corporation’s website at www.aschulman.com.

The Compensation Committee held 5 meetings during the fiscal year ended August 31, 2006. The Board has determined that each of the members of the Compensation Committee is independent as defined under Rule 4200(a)(15) of the NASDAQ listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates under a written charter adopted in 2004. The primary purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Directors, recommend to the Board the candidates for election by stockholders or appointment by the Board to fill a vacancy, recommend to the Board the composition and Chairs of Board committees, develop and recommend to the Board guidelines for effective corporate governance, and lead an annual review of the performance of the Board and each of its committees. A more complete description of these and other Nominating and Corporate Governance Committee functions is contained in the Nominating and Corporate Governance Committee’s charter, which is available on the Corporation’s website at www.aschulman.com.

In its role as the nominating body for the Board, the Nominating and Corporate Governance Committee reviews the credentials of potential Director candidates (including potential candidates recommended by stockholders in accordance with the Corporation’s nominating process), conducts interviews and makes formal recommendations to the Board for the annual election or interim appointment of Directors. In making its recommendations, the Committee considers a variety of factors, including whether the individuals have demonstrated achievements in business, education or public service. In addition, the Committee considers whether candidates for Director possess the requisite intelligence, education and experience to make a significant contribution to the membership of the Board of Directors, and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board of Directors. The Committee also considers whether the candidates possess the highest ethical standards and a strong sense of professionalism, are prepared to serve the interests of all the stockholders and are able to make themselves available to the Board of Directors in the fulfillment of their duties. For those Director candidates who are also employees of the Corporation, the Committee considers members of the executive management of the Corporation who have or are in the position to have a broad base of information about the Corporation and its business. The Committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees, and may do so again in the future.

The Nominating and Corporate Governance Committee will consider recommendations for nomination to stand for election as directors those persons who are recommended to it in writing by any stockholder. Any stockholder wishing to recommend an individual to be considered by the Committee as a nominee for election as a Director should send a signed letter of recommendation to the following address: A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333, Attention: Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a Director. The Corporation may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The Nominating and Corporate Governance Committee does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by Board members, executive officers or other sources.

The Nominating and Corporate Governance Committee held 5 meetings during the fiscal year ended August 31, 2006. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent as defined under Rule 4200(a) (15) of the NASDAQ listing standards.

Code of Conduct

The Board of Directors has adopted a Code of Conduct, available on the Corporation’s website at www.aschulman.com, applicable to the Corporation’s employees, officers and directors. To further assure compliance, the Corporation maintains a worldwide hotline that allows employees to report confidentially any suspected violation of its Code of Conduct.

Executive Sessions

Executive sessions of non-management Directors (consisting of all Directors other than Mr. Haines) are regularly scheduled and were held after each meeting of the Board of Directors during the fiscal year ended August 31, 2006.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors by mail or courier delivery addressed as follows: A. Schulman, Inc., c/o Corporate Secretary, 3550 West Market Street, Akron, Ohio 44333. In general, the Corporate Secretary will forward all such communications to the Chair of the Nominating and Corporate Governance Committee. The Committee Chair in turn determines whether the communication should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board or the Chair of a particular Board Committee, the Corporate Secretary forwards those communications directly to the Board member so addressed.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

This report describes the Corporation’s executive compensation programs and the basis on which fiscal year 2006 compensation determinations were made by the Compensation Committee in respect of the executive officers of the Corporation, including the Chief Executive Officer and the other executive officers named in the compensation tables in this Proxy Statement.

The Compensation Committee is comprised entirely of Directors the Board has determined to be independent under the NASDAQ listing standards. The duties of the Compensation Committee include determining the base salary level and bonus for the Chief Executive Officer and for all other executive officers, and approving the design and awards of all other elements of the executive pay program. The Compensation Committee further evaluates executive performance and addresses other matters related to executive compensation.

Compensation Policy and Overall Objectives

In determining the amount and composition of executive compensation, the Compensation Committee’s goal is to provide a compensation package that will enable the Corporation to attract and retain talented executives, reward outstanding performance and link the interests of the Corporation’s executives to the interests of the Corporation’s stockholders. In determining actual compensation levels, the Compensation Committee considers all elements of the program in total, but also evaluates whether the individual elements of the compensation program target compensation levels at rates that are reflective of current market practices. The Compensation Committee believes that offering market-comparable pay opportunities allows the Corporation to maintain a stable, successful management team.

The key elements of the Corporation’s executive compensation are base salary, annual bonuses and long-term incentives. These key elements are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an executive’s total compensation package.

Competitive market data is provided periodically by an independent compensation consultant. The data provided compares the Corporation’s compensation practices to those of a group of comparison companies. The Corporation’s market data for compensation comparison purposes is comprised of a group of diversified manufacturing companies that have national and international business operations. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.

In evaluating the comparison group data for compensation purposes, the Compensation Committee neither bases its decisions on quantitative relative weights of various factors, nor follows mathematical formulae. Rather, the Compensation Committee exercises its discretion and makes its judgment after considering the factors it deems relevant.

Base Salaries

The Compensation Committee reviews each executive’s base salary annually. Base salaries for executives initially are determined by evaluating the executives’ respective levels of responsibility, prior experience and breadth of knowledge, internal equity issues and external pay practices. Determination of increases to base salaries are driven by individual performance and corporate profitability. Individual performance is evaluated based on sustained levels of individual contribution to the Corporation.

In determining Mr. Haines’ base salary in 2006, the Compensation Committee considered the Corporation’s financial performance for the prior year, Mr. Haines’ individual performance and his long-term contributions to the success of the Corporation. The Compensation Committee also compared Mr. Haines’ base salary to the base salaries of other chief executive officers within a peer group of specialty chemical companies, including both similarly-sized companies and other chemical and plastics manufacturers recognized as broader competitors of the Corporation. Mr. Haines’ base salary is reported in the Summary Compensation Table below.

Annual Bonuses

The Corporation’s bonus program promotes the Corporation’s pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses based on individual and Corporation performance. Annual bonus opportunities allow the Corporation to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In addition, the Compensation Committee confirmed that Mr. Haines has discretionary authority to award bonuses for significant accomplishments, from time to time, to employees, including other executive officers, although in lesser amounts than would be available under the Corporation’s bonus program.

Under the Corporation’s bonus program, the Corporation established a total target award for each executive officer approximately equal to the average award provided to persons holding similar positions at comparable companies. The award was measured by stated threshold, target and maximum percentages of salary. The executive officer’s actual award was increased or decreased for the total target award based upon both Corporation financial results and individual performance. One-half of the total target award potential was determined by the financial performance of the Corporation, measured by levels of operating income, net income or return on assets. For Mr. Haines, the President, Chief Executive Officer and Chairman of the Board, Mr. Stefanko, the retired Chief Financial Officer and Executive Vice President — Finance and Administration and Mr. DeSantis, the current Vice President — Chief Financial Officer and Treasurer, this financial performance portion of the bonus was based upon the net income of the Corporation. For all other executive officers, the financial performance portion of the bonus was based on the Corporation’s operating income in North America. The remaining one-half of the total target award level was based upon each executive officer’s individual performance as measured against personal goals established for each executive officer. In 2006, the Corporation met a level of financial performance goals established for Messrs. Haines, Stefanko and DeSantis, but the North American segment did not meet the financial performance goals established under the bonus program for the other executive officers. All of the executive officers met a level of their respective personal goals, and Messrs. Rhodes, Andres and Elek were also granted discretionary bonuses of $51,250, $19,400 and $11,600. The 2006 bonus awards for Mr. Haines and the other executive officers, which includes the discretionary bonuses, are reported in the Summary Compensation Table below.

Long-Term Incentives

The Corporation’s 2002 Equity Incentive Plan provides long-term incentives to its executives. In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Compensation Committee makes annual decisions regarding appropriate stock-based grants for each executive. When determining these awards, the Compensation Committee considers the Corporation’s financial performance in the prior year, the executives’ respective levels of responsibility, prior experience, and historical award data and compensation practices at the comparison companies.

Options

On October 21, 2005, options to purchase shares of Common Stock were granted to executive officers, including options to purchase 130,000 shares granted to Mr. Haines. These options, granted in fiscal 2006, were granted as compensation for performance in fiscal 2005 pursuant to the 2002 Equity Incentive Plan at an option price equal to the fair market value ($19.20) of such shares (which was determined under the 2002 Equity Incentive Plan as the closing price of the Common Stock on October 21, 2005, the date of grant). At its October 16, 2006 meeting, the Compensation Committee elected to defer consideration of the grant of options to executive officers, including Mr. Haines, for services rendered in fiscal 2006 until after the 2006 Annual Meeting.

Executive officers will receive a benefit from the stock options granted only if the stock price appreciates following the date the options were granted. This design focuses executive officers on the creation of stockholder value over the long term and encourages equity ownership of the Corporation. Stock options granted under the 2002 Equity Incentive Plan become exercisable at the rate of 33% per year commencing on the first anniversary of the date of grant of the option, so long as the optionee remains employed by the Corporation or a subsidiary, and expire on the tenth anniversary of the date of grant.

Restricted Stock

On October 21, 2005, restricted stock was awarded to certain executive officers of the Corporation. No restricted shares were awarded to Mr. Haines. This restricted stock was awarded in fiscal 2006 as compensation for performance in fiscal 2005 pursuant to the 2002 Equity Incentive Plan. No restricted shares have been awarded to any executive officers in fiscal 2007 as compensation for performance in fiscal 2006 as the Compensation Committee has elected to defer consideration of the grant of restricted stock awards until after the 2006 Annual Meeting and consideration thereat of approval of the 2006 Incentive Plan. Restricted stock awarded under the 2002 Equity Incentive Plan vests on the fourth anniversary of the date of the awards. Dividends on restricted stock are accrued until the restrictions lapse and are paid out thereafter. Because of its vesting requirements, the Compensation Committee believes restricted stock enhances the Corporation’s ability to maintain a stable executive team which is focused on the Corporation’s long-term success, and provides executives with an immediate link to stockholder interests. In determining restricted stock awards, the Compensation Committee considers the Corporation’s financial performance for the prior year, the executives’ individual performances and their respective long-term contributions to the success of the Corporation.

Supplemental Executive Retirement Plan

The Corporation’s Supplemental Executive Retirement Benefits Plan (the “SERP”) provides retirement benefits to executive officers named as participants by the Board. Mr. Haines and Mr. Stefanko are currently the only officers of the Corporation named by the Board to participate in the SERP although Mr. Stefanko retired on November 1, 2006 and is therefore eligible for the benefits described below. Under the SERP, a participant will earn a pension benefit that is equal to 30% of his or her final average plan compensation, plus an additional one percent for each year of service, up to a maximum of thirty such years. Thus, a participant who retires with 30 or more years of service will receive an annual benefit equal to 60% of the participant’s final average plan compensation. The pension benefits payable under the SERP are reduced by the actuarial value of certain other plan and deferred compensation that is payable to the participant.

The following table shows estimated annual benefits payable on retirement at age 65 to SERP participants.

Average	Years of Service
Compensation	15	20	25	30	35

$200,000	$90,000	$100,000	$110,000	$120,000	$120,000
$300,000	$135,000	$150,000	$165,000	$180,000	$180,000
$400,000	$180,000	$200,000	$220,000	$240,000	$240,000
$500,000	$225,000	$250,000	$275,000	$300,000	$300,000
$600,000	$270,000	$300,000	$330,000	$360,000	$360,000
$700,000	$315,000	$350,000	$385,000	$420,000	$420,000
$800,000	$360,000	$400,000	$440,000	$480,000	$480,000
$900,000	$405,000	$450,000	$495,000	$540,000	$540,000
$1,000,000	$450,000	$500,000	$550,000	$600,000	$600,000
$1,100,000	$495,000	$550,000	$605,000	$660,000	$660,000

For purposes of determining pension benefits payable under the SERP, final average plan compensation is the participant’s average annual compensation for the highest 36 month period in the participant’s last 60 months of employment, and takes into account the participant’s base salary and cash bonuses.

The pension benefits payable under the SERP are reduced by the actuarial equivalent of (1) the participant’s primary social security benefits, (2) benefits payable to the participant under each of the Corporation’s Profit Sharing Plan and Non-Qualified Plan described below, and (3) benefits payable to the participant under the deferred compensation agreements described below (without regard to any forfeiture of or other loss of benefits that may occur under such arrangements on account of a termination for cause or any other reason).

SERP benefits are payable as a monthly pension, generally beginning at age 65 or after the participant’s retirement, if later. If a participant retires at or after age 55 with ten years of service, the Board may grant the participant payment before age 65 in an actuarially reduced amount. If a participant becomes totally and permanently disabled and has ten years of service, the Board may grant the participant payment before age 65 in an actuarially reduced amount.

In general, SERP pension payments are payable to the participant as a life annuity (i.e. for the lifetime of the participant). Participants may elect to receive SERP pension payments in various optional forms that are the actuarial equivalent of the participant’s life annuity. However, a lump sum form of payment may only be made with the consent of the Board.

As of August 31, 2006, the final average plan compensation of Mr. Haines and Mr. Stefanko was $808,087 and $568,807, respectively. As of August 31, 2006, Mr. Haines had been credited with 40 years and Mr. Stefanko had been credited with 34 years of service for purposes of the SERP.

Deductibility of Executive Compensation

The Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service (the “IRS”) under Code Section 162(m), which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to the chief executive officer or any of the other four highest paid officers of the corporation to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance based compensation may be excluded from the $1.0 million limit. Mr. Haines’ total compensation exceeded $1.0 million during the Corporation’s 2006 fiscal year and the excess amount was not deductible by the Corporation.

The Committee believes that stock options awarded under the 2002 Equity Incentive Plan and, if approved by stockholders, the 2006 Incentive Plan, will not count toward the Section 162(m) limit. Stock options still outstanding under earlier Corporation stock plans and restricted stock awards and dividend units are not so exempt from the calculation. If compensation attributed to the exercise or vesting of such options, restricted stock awards or dividend units causes aggregate compensation to any employee covered by Section 162(m) to exceed $1.0 million in any calendar year, any amounts in excess of $1.0 million may not be deductible to the Corporation. While the Compensation Committee takes into account the deductibility of compensation in designing executive officer compensation, the Compensation Committee expects that the Corporation will not be able to deduct a portion of Mr. Haines’ compensation in fiscal 2007 as a result of previously granted restricted stock awards which have vested during fiscal 2007.

The Compensation Committee:

Willard R. Holland, Chair
David G. Birney
Joseph M. Gingo
James A. Karman
Dr. Peggy Miller
Dr. Paul Craig Roberts

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid or to be paid by the Corporation and its subsidiaries in respect of services rendered during the Corporation’s last three fiscal years to the Chief Executive Officer and each of the other four most highly compensated executive officers (as measured by salary and bonus) who were serving as executive officers of the Corporation on August 31, 2006 (collectively, the “Named Executive Officers”). Disclosure is also included for Mr. Stefanko, who retired as an executive officer of the Corporation during 2006.

Summary Compensation

						Long-Term
						Compensation
						Awards
		Annual				Restricted
	Fiscal	Compensation(1)				Stock	Options	All Other
Name and Principal Position	Year	Salary		Bonus		Award(s)(2)	(#)(3)	Compensation

Terry L. Haines	2006	$625,355	(4)	$334,260		$0	0	$62,345	(5)
President, Chief Executive	2005	$619,078	(4)	$165,000		$0	130,000	$62,922	(6)
Officer and Chairman of the Board	2004	$569,666	(4)	$165,000		$297,750	130,000	$57,293	(7)
Robert A. Stefanko	2006	$435,793	(4)	$228,420		$0	0	$974,306	(5)
Formerly, Chairman of the Board,	2005	$437,078	(4)	$118,500		$0	90,000	$44,302	(6)
Chief Financial Officer and Executive	2004	$414,666	(4)	$118,500		$178,650	90,000	$40,589	(7)
Vice President — Finance and Administration
Paul F. DeSantis(8)	2006	$167,821		$240,000	(9)	$0	60,000	$17,871	(5)
Chief Financial Officer,	2005	0		$0		0	0	0
Vice President and Treasurer	2004	0		$0		0	0	0
Barry A. Rhodes	2006	$224,542		$120,000		$0	0	$23,543	(5)
Executive Vice President — Chief	2005	$188,500		$75,000		$153,600	22,000	$19,960	(6)
Operating Officer, North America	2004	$175,000		$60,000		$138,950	22,000	$18,589	(7)
Ronald G. Andres	2006	$179,719		$55,000		$0	0	$19,061	(5)
Vice President — North	2005	$177,500		$60,000		$134,400	20,000	$18,860	(6)
American Operations	2004	$165,000		$55,000		$119,100	20,000	$17,589	(7)
Gary J. Elek(10)	2006	$173,745		$46,000		$0	0	$18,463	(5)
Vice President — Corporate Controller	2005	$171,600		$35,000		$57,600	10,000	$18,270	(6)
and Secretary	2004	$96,250		$33,000		$59,550	10,000	$10,735	(7)

(1)	Includes amounts earned in fiscal year, whether or not deferred. Perquisites provided to each of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for any Named Executive Officer, and therefore are not included in these totals. Perquisites include tax preparation expenses, motor vehicles, automobile fuel and country club memberships.

(2)	In fiscal 2005, awards of restricted stock were made on October 22, 2004 in respect of fiscal 2004, which restricted stock awards were made under the 2002 Equity Incentive Plan and are reflected above as 2004 restricted stock awards, valued at the closing market price of the Common Stock on the date of grant ($19.85). In fiscal 2006, awards of restricted stock were made on October 21, 2005 in respect of fiscal 2005 under the 2002 Equity Incentive Plan and are reflected above as 2005 restricted stock awards, valued at the closing market price of the Common Stock on the date of grant ($19.20). The total number of restricted shares held and the aggregate market value (based upon the closing market price at August 31, 2006 of $23.59) in respect of each Named Executive Officer are as follows: Mr. Haines held 44,000 shares valued at $1,037,960; Mr. Stefanko held 27,000 shares valued at $636,930; Mr. Rhodes held 23,000 shares valued at $542,570; Mr. Andres held 21,000 shares valued at $495,390; and Mr. Elek held 6,000 shares valued at $141,540. Mr. DeSantis did not hold any restricted shares. Dividends accrue but are not paid on the restricted shares until the restrictions thereon lapse.

(3)	As described below under the heading, “Compensation of Executive Officers — Stock Options,” these options were granted with respect to services rendered in the fiscal year indicated.

(4)	Includes Director’s fees received from the Corporation’s Belgian subsidiary in the following amounts for the years 2006, 2005 and 2004: $12,793, $14,078 and $19,666.

(5)	Amounts shown include the following: Corporation contributions to Profit Sharing Plan — $21,000 for each of Messrs. Haines and Stefanko, $17,972 for Mr. Andres, $21,000 for Mr. Rhodes and $16,782 for Mr. DeSantis and $17,374 for Mr. Elek; amounts accrued by the Corporation for the fiscal year ended August 31, 2006 under non-qualified profit sharing plan — $40,256 for Mr. Haines, $21,300 for Mr. Stefanko; and $1,454 for Mr. Rhodes; and Corporation payments of term life insurance premiums — $1,089 for each Named Executive Officer. For Mr. Stefanko, the amount includes $930,917 which the Corporation agreed in fiscal 2006 to pay to Mr. Stefanko in fiscal 2007, pursuant to the terms of the Transition Agreement dated April 17, 2006, between the Corporation and Mr. Stefanko.

(6)	Amounts shown include the following: Corporation contributions to Profit Sharing Plan — $20,500 for each of Messrs. Haines and Stefanko, $17,750 for Mr. Andres, $18,850 for Mr. Rhodes and $17,160 for Mr. Elek; amounts accrued by the Corporation for the fiscal year ended August 31, 2005 under non-qualified profit sharing plan — $40,000 for Mr. Haines and $21,800 for Mr. Stefanko; Corporation payments of term life insurance premiums — $1,110 for each Named Executive Officer; and payments for tax gross-ups — $1,312 for Mr. Haines and $892 for Mr. Stefanko.

(7)	Amounts shown include the following: Corporation contributions to Profit Sharing Plan — $20,000 for each of Messrs. Haines and Stefanko, $16,500 for Mr. Andres, $17,500 for Mr. Rhodes and $9,625 for Mr. Elek; amounts accrued by the Corporation for the fiscal year ended August 31, 2004 under non-qualified profit sharing plan — $35,000 for Mr. Haines and $19,500 for Mr. Stefanko; Corporation payments of term life insurance premiums — $1,089 for each Named Executive Officer; and payments for tax gross-ups — $1,204 for Mr. Haines.

(8)	Mr. DeSantis commenced employment with the Corporation on January 23, 2006.

(9)	Includes a $120,000 bonus paid upon commencement of employment.

(10)	Mr. Elek commenced employment with the Corporation on February 1, 2004.

Stock Options

No stock options were granted to the Named Executive Officers during fiscal 2006 except for options to purchase shares granted to the Named Executive Officers on October 21, 2005 in respect of fiscal 2005, which option awards were made under the 2002 Equity Incentive Plan and were reported in the Proxy Statement for the 2005 Annual Meeting.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying	Value of
	Shares		Unexercised Options at	Unexercised In-the-Money
	Acquired on	Value	Fiscal Year-End	Options at Fiscal Year-End
Name	Exercise	Realized(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Terry L. Haines	134,167	$1,379,736	129,999/260,001	$664,795	/$1,136,205
Robert A. Stefanko	45,000	$460,950	90,000/180,000	$446,400	/$786,600
Paul F. DeSantis	0	$0	0/60,000	$0	/$0
Barry A. Rhodes	20,500	$120,723	7,333/43,334	$27,425	/$188,570
Ronald G. Andres	12,000	$111,960	31,999/39,001	$222,456	/$169,234
Gary J. Elek	0	$0	3,333/16,667	$12,465	/$68,835

(1)	Amounts shown reflect the difference between the exercise price paid by the executive officer for Common Stock acquired upon the exercise of options and the fair market value of the Common Stock on the date of exercise.

(2)	The value of unexercised stock options is based on the difference between the exercise price of the options and the closing price per share of Common Stock on August 31, 2006 of $23.59.

Employment Contracts and Change-In-Control Arrangements

The Corporation has employment agreements with Messrs. Haines, DeSantis, Andres, Rhodes and certain other senior personnel. The employment agreements of Messrs. Haines, DeSantis, Andres and Rhodes have initial three-year terms. Such agreements automatically are extended at the end of each month for an additional month unless prior notice of termination is given, to constitute at all times a three-year agreement; provided, however, that no such monthly extension shall occur after the last day of the calendar month in which the executive officer turns 62. The employment agreements provide that in the event employment is terminated following a merger, consolidation, liquidation, or other change in control (collectively, “Change in Control”) of the Corporation for any reason, except for termination by the Corporation for cause, termination for death or disability or termination by the employee without good reason, the employee shall be paid a lump sum amount equal to a multiple (equal to the initial term of such agreement) of the sum of (i) the higher of his annual salary payable prior to the event causing the termination or salary payable prior to the Change in Control, plus (ii) an amount equal to the higher of his bonus earned in the preceding fiscal year or the average bonus earned in the most recent three fiscal years. In addition, upon such a termination of employment following a Change in Control, each of the employment agreements provides that the employee also will continue to receive certain insurance benefits not provided to the employee by another source after termination, for a period of time equal to the original term of such employee’s employment agreement, and the employee will be paid a lump sum amount equal to the sum of (i) any unpaid annual incentive compensation previously awarded to the employee, the payment of which was contingent only upon continued employment, and (ii) a pro rata portion of his bonus for the fiscal year in which the termination occurred. Additionally, during the one-month period beginning with the first day of the month immediately following the first anniversary of a Change in Control, the employment agreement of Mr. Haines provides that he may terminate his employment for any reason and will still be entitled to the Change-in-Control payments described above. If the Corporation terminates an employee’s employment without cause prior to the expiration of the term of the employment agreement and prior to a Change in Control, the employee shall receive his salary for the remaining term of his employment agreement, plus a bonus each year for the remaining term of his agreement in an amount equal to fifty percent of his average annual bonus during the most recent five calendar years of employment. If the employee’s employment is terminated by reason of death, the Corporation shall pay a lump sum amount equal to sixty percent of the employee’s salary for 24 months. In addition, the amounts described above payable under the employment agreement for Mr. Haines shall be “grossed up” to cover certain taxes payable by him on certain of the amounts paid to such employee in respect of a Change in Control of the Corporation. Notwithstanding the foregoing, in respect of the employment agreements of Messrs. DeSantis, Andres and Rhodes, the Corporation is not obligated to pay any amount that is in excess of the maximum amount that it can deduct for federal income tax purposes. These employment agreements may tend to discourage a takeover attempt of the Corporation inasmuch as a Change in Control of the Corporation could result in increased compensation expense.

The Corporation has a qualified Profit Sharing Plan (the “Profit Sharing Plan”) that provides that in any year the Board of Directors, in its discretion, may authorize the payment of contributions to the Corporation’s Profit-Sharing Trust, which contributions are allocated among participants. The maximum amount that may be allocated to a participant generally is limited to the lesser of (i) $40,000 or (ii) one hundred percent of the participant’s compensation. Participation in the Profit Sharing Plan is available to all salaried employees of the Corporation (and participating subsidiaries) who are employed on the last day of the Profit Sharing Plan year. Benefits under the Profit Sharing Plan vest in accordance with a specified formula that provides for partial vesting starting after three years of employment with the Corporation and full vesting after seven years of employment with the Corporation. The assets of the Profit-Sharing Trust are invested and each participant’s account reflects the aggregate investment performance of the Trust assets. For the fiscal year ended August 31, 2006, the amounts contributed to the Profit Sharing Plan accounts for the Named Executive Officers were $21,000 for each of Messrs. Haines and Stefanko, $17,972 for Mr. Andres, $21,000 for Mr. Rhodes and $17,374 for Mr. Elek and $16,782 for Mr. DeSantis.

The Corporation also has a non-qualified Profit Sharing Plan (the “Non-Qualified Plan”) pursuant to which the Corporation may accrue certain amounts for the benefit of the Non-Qualified Plan’s participants, in order to restore to such participants amounts not available to them under the Profit Sharing Plan due to certain limitations thereunder. Benefits under the Non-Qualified Plan vest in accordance with a specified formula that provides for partial vesting starting after three years of employment with the Corporation and full vesting after seven years of employment with the Corporation. In addition, upon a Change in Control of the Corporation, benefits become fully vested. Amounts accrued by the Corporation under the Non-Qualified Plan for the benefit of each participant reflect the investment performance that would have been realized had a corresponding amount been invested for the benefit of such participant during such year in the Profit Sharing Trust pursuant to the Profit Sharing Plan. For the fiscal year ended August 31, 2006, the amounts accrued (excluding the assumed investment based performance earnings thereon) by the Corporation pursuant to the Non-Qualified Plan for the benefit of the persons listed in the Summary Compensation Table were $40,000 for Mr. Haines, $21,300 for Mr. Stefanko and $1,454 for Mr. Rhodes.

The Corporation also has deferred compensation agreements with Messrs. Haines and Stefanko, providing for the payment of benefits for ten years following retirement, disability or death in the annual amount of $100,000 for Mr. Haines and $100,000 (under two agreements for $50,000 each) for Mr. Stefanko. The effective dates of Mr. Haines’ Agreement is 1991 and of Mr. Stefanko’s two agreements are 1985 and 1991. No additional benefits are payable under the agreements upon a Change in Control of the Corporation; however, payment of all of the benefits of Messrs. Haines and Stefanko will be accelerated in the event of a termination of employment following certain Changes in Control. The Corporation owns and is the beneficiary of life insurance policies upon the lives of Messrs. Haines and Stefanko, in the amount of $1,000,000 each.

In connection with Mr. Stefanko’s decision to retire from the Corporation, the Corporation entered into a Transition Agreement with Mr. Stefanko on April 17, 2006 (the “Transition Agreement”). The Transition Agreement was filed as Exhibit 99.1 to the Corporation’s Current Report on Form 8-K filed with the SEC on April 21, 2006 and the summary below is qualified in its entirety by reference to the complete text of the Transition Agreement. Pursuant to the Transition Agreement, Mr. Stefanko continued to receive the same compensation provided under his then current employment agreement through October 31, 2006, instead of March 1, 2008 as anticipated under that agreement. As soon as permitted after November 1, 2006 (which is expected to be six months thereafter), the Corporation will pay Mr. Stefanko a lump sum of $930,917. In addition to this lump sum payment, the Corporation will facilitate payment or the availability of any benefit or amount due under any program the Corporation maintains and in which Mr. Stefanko participates (including, without limitation, payments under the 1985 and 1991 Deferred Compensation Agreements, the Profit Sharing Plan and the Non-Qualified Plan) but only to the extent that such benefits were earned and vested on or before November 1, 2006. The Transition Agreement also confirms that effective November 1, 2006, Mr. Stefanko and his spouse will be entitled to participate in the Corporation’s retiree medical program and that in the event such program is terminated or amended the Corporation will provide Mr. Stefanko and his spouse with comparable coverage to that being provided under the plan as it was in effect on April 1, 2006. The Corporation has agreed to continue an insurance policy on Mr. Stefanko’s life ($250,000 death benefit) through March 1, 2008. Thereafter, the policy will be administered as if Mr. Stefanko had retired at age 65. The Corporation will fully gross-up Mr. Stefanko for the effect of any excise tax under Section 4999 of the Internal Revenue Code on payments made or due to Mr. Stefanko, and Mr. Stefanko will be entitled to retain his laptop computer, Blackberry handheld device and cellular telephone, with access to his personal email account, through March 1, 2008.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of October 18, 2006 (except as otherwise indicated by footnote) in respect of beneficial ownership of shares of Common Stock by each Director and Nominee, by each Named Executive Officer, by all Directors and executive officers as a group, and by each person known to the Corporation to own five percent or more of its Common Stock. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table:

	Total Beneficial	Percent of
Name	Ownership	Outstanding

Directors, Executive Officers and Nominees
Terry L. Haines(1)(2)	442,366	1.64%
Robert A. Stefanko(1)(2)(3)	283,662	1.05
Ronald G. Andres(1)(2)(4)	93,099	*
Barry A. Rhodes(1)(2)	59,366	*
Gary J. Elek(1)(2)	15,999	*
Paul F. DeSantis(1)(2)	1,834	*
Dr. Peggy Miller(1)(2)	15,500	*
James S. Marlen(1)(2)	17,000	*
Dr. Paul Craig Roberts(1)(2)	17,000	*
Willard R. Holland(1)(2)	17,500	*
James A. Karman(1)(2)	18,500	*
Joseph M. Gingo(1)(2)	14,500	*
John B. Yasinsky(1)(2)(5)	16,500	*
Ernest J. Novak, Jr.(1)(2)	9,700	*
David G. Birney(1)(2)	2,000	*
James A. Mitarotonda(2)(6)(7)	1,538,666	5.75
Howard R. Curd	0	0.00
Michael A. McManus, Jr.	0	0.00

All Directors and Executive Officers as a group (20 persons)(1)(2)(3)	2,649,249	9.67%

5% Or Greater Stockholders
Royce & Associates LLC(8)	3,048,007	11.39%
1414 Avenue of Americas
New York, NY 10019
Barington Companies Offshore Fund, Ltd.	2,816,536	10.52%
Barington Companies Equity Partners, L.P., Barington Investments, L.P., James A. Mitarotonda, Starboard Value & Opportunity Fund, LLC, Parche, LLC, RJG Capital Partners, D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund, Ltd. and HCM/Z Special Opportunities LLC(7)

Dimensional Fund Advisors Inc.(9)	2,656,218	9.92%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Snyder Capital Management, L.P./Snyder Capital Management, Inc.(10)	1,496,076	5.59%
350 California Street, Suite 1460
San Francisco, CA 94104

*	Less than 1% of the shares outstanding

(1)	Includes the following number of shares that are not owned, but can be purchased within sixty days upon the exercise of options granted under the Corporation’s 1991 Stock Incentive Plan, 1992 Non-Employee Directors’ Stock Option Plan and/or 2002 Equity Incentive Plan: 259,999 by Terry L. Haines; 180,000 by

Robert A. Stefanko; 50,999 by Ronald G. Andres; 28,666 by Barry A. Rhodes; 9,999 by Gary J. Elek; 6,000 by each of Dr. Peggy Miller, James A. Karman, Willard R. Holland, John B. Yasinsky and Joseph M. Gingo; 4,500 by each of Dr. Paul Craig Roberts and James S. Marlen; and 621,995 by all Directors and executive officers as a group.

(2)	Includes the following number of restricted shares of Common Stock awarded under the Corporation’s 1991 Stock Incentive Plan, 1992 Non-Employee Directors’ Stock Option Plan and/or 2002 Equity Incentive Plan: 31,000 for Terry L. Haines; 18,000 for Robert A. Stefanko; 18,000 for Ronald G. Andres; 20,000 for Barry A. Rhodes; 6,000 for Gary J. Elek; 8,000 for each of Dr. Paul Craig Roberts, Dr. Peggy Miller, Willard R. Holland, James A. Karman, James S. Marlen, John B. Yasinsky and Joseph M. Gingo; 6,500 for Mr. Novak; 2,000 for each of David G. Birney and James A. Mitarotonda and 171,500 for all Directors and executive officers as a group.

(3)	Mr. Stefanko owns 47,496 shares jointly with his spouse, and he has shared voting power with regard to those shares. The Trust for Barbara J. Stefanko, Barbara J. Stefanko Trustee, holds 29,166 shares. Barbara J. Stefanko is the spouse of Robert A. Stefanko.

(4)	Mr. Andres owns 5,300 shares jointly with his spouse, and he has shared voting and dispositive power with respect to such shares.

(5)	Mr. Yasinsky owns 2,000 shares jointly with his spouse, and he has shared voting and dispositive power with respect to such shares.

(6)	Includes 500,259 shares of Common Stock held by Barington Companies Equity Partners, L.P. (“Barington”), 672,300 shares held by Barington Companies Offshore Fund, Ltd. (“Barington Fund”) and 364,107 shares beneficially owned by Barington Investments, L.P. (“Barington Investments”). Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp. (“LNA”), which is the general partner of Barington Capital Group, L.P. (“Barington Capital”), which is the majority member of Barington Companies Advisors, LLC (“Barington Advisors”), Barington Companies Investors, LLC (“Barington Investors”) and Barington Offshore Advisors, LLC (“Barington Offshore”). Barington Advisors is the investment advisor to Barington and the investment advisor and general partner of Barington Investments. Barington Investors is the general partner of Barington. Barington Advisors may be deemed to have sole power to vote and dispose of the shares owned by Barington Investments and shared power with Barington Investors to vote and dispose of the shares owned by Barington. Barington Offshore is the investment advisor of Barington Fund. Barington Offshore may be deemed to have sole power to vote and dispose of the shares owned by Barington Fund. Also, Mr. Mitarotonda, LNA Capital Corp. and Barington Capital each may be deemed to have sole power to vote and dispose of the shares owned by Barington, Barington Fund and Barington Investments. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(7)	As reported on a Schedule 13D/A filed with the Securities and Exchange Commission on October 26, 2006, Barington, Barington Fund, Barington Investments, Barington Advisors, Barington Investors, Barington Offshore, Barington Capital, LNA, Mr. Mitarotonda, Starboard Value & Opportunity Fund, LLC (“Starboard”), Parche, LLC (“Parche”), Admiral Advisors, LLC (“Admiral”), Ramius Capital Group, L.L.C. (“Ramius”), C4S & Co., L.L.C. (“C4S”), Mr. Peter Cohen (“Cohen”), Mr. Morgan Stark (“Stark”), Mr. Jeffrey Solomon (“Solomon”), Mr. Thomas Strauss (“Strauss”), RJG Capital Partners, L.P. (“RJG Partners”), RJG Capital Management, LLC (“RJG Management”), Mr. Ronald Gross (“Gross”), D.B. Zwirn Special Opportunities Fund, L.P.(“Zwirn Fund L.P.”), D.B. Zwirn Special Opportunities Fund, Ltd. (“Zwirn Fund Ltd.”), HCM/Z Special Opportunities LLC (“HCM/Z”), D.B. Zwirn & Co., L.P.(“Zwirn & Co.”), DBZ GP, LLC (“DBZ”), Zwirn Holdings, LLC (“Zwirn Holdings”) and Mr. Daniel B. Zwirn (“Zwirn”) beneficially own, in the aggregate, 2,816,536 shares of Common Stock. As disclosed in the Schedule 13D/A, Barington beneficially owns 500,259 shares, Barington Fund beneficially owns 672,300 shares, Barington Investments beneficially owns 364,107, Starboard beneficially owns 978,916 shares, Parche beneficially owns 186,454 shares, RJG Partners beneficially owns 12,500 shares, Zwirn Fund L.P. beneficially owns 8,630 shares, Zwirn Fund Ltd. beneficially owns 61,958 shares and HCM/Z beneficially owns 29,412 shares. Mr. Mitarotonda also beneficially owns 2,000 restricted shares of Common Stock granted to him under the 2002 Equity Incentive Plan. Mr. Mitarotonda is the sole stockholder and director of LNA, which is the general partner of Barington Capital, which is the majority member of Barington Advisors, Barington Investors and

Barington Offshore. Barington Advisors is the investment advisor to Barington and the investment advisor and general partner of Barington Investments. Barington Investors is the general partner of Barington. Barington Advisors may be deemed to have sole power to vote and dispose of the shares owned by Barington Investments and shared power with Barington Investors to vote and dispose of the shares owned by Barington. Barington Offshore is the investment advisor of Barington Fund. Barington Offshore may be deemed to have sole power to vote and dispose of the shares owned by Barington Fund. Also, Mr. Mitarotonda may be deemed to have sole power to vote and dispose of the shares owned by Barington, Barington Fund and Barington Investments. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein. Mr. Mitarotonda may be deemed to have sole power to vote and dispose of the 2,000 shares of restricted Common Stock beneficially owned by him. C4S is the managing member of Ramius, which is the sole member of Admiral, which is the managing member of each of Starboard and Parche, and, accordingly, C4S, Ramius and Admiral each may be deemed to have the power to vote and dispose of the shares owned by Starboard and Parche. Messrs. Cohen, Stark, Solomon and Strauss are the managing members of C4S, and, accordingly, each may be deemed to share the power to vote and dispose of the shares owned by Starboard and Parche. Messrs. Cohen, Stark, Solomon and Strauss disclaim beneficial ownership of such shares. Mr. Gross is the managing member of RJG Management, which in turn is the general partner of RJG Partners, and, accordingly, Mr. Gross and RJG Management each may be deemed to have the power to vote and dispose of the shares owned by RJG Partners. Mr. Gross disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Zwirn is the managing member of Zwirn Holdings, which is the managing member of DBZ, which is the general partner of Zwirn & Co., which is the manager of each of Zwirn Fund L.P., Zwirn Fund Ltd., HCM/Z, and, accordingly, Mr. Zwirn, Zwirn Holdings, DBZ and Zwirn & Co. each may be deemed to have the power to vote and dispose of the shares owned by Zwirn Fund L.P., Zwirn Fund Ltd. and HCM/Z. Mr. Zwirn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal business address for each of Barington and Barington Investments is 888 Seventh Avenue, 17th Floor, New York, NY 10019. Barington Fund’s principal business address is c/o Bison Financial Services LTD, Bison Court Road Town, Tortola, British Virgin Islands. Starboard’s and Parche’s principal business address is 666 Third Avenue, 26th Floor, New York, NY 10017. RJG Partners principal business address is 11517 West Hill Drive, North Bethesda, Maryland 20852. Zwirn Fund L.P.’s principal business address is 745 Fifth Avenue, 18th Floor, New York, New York 10151. Zwirn Fund Ltd.’s principal business address is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896 GT, George Town, Harbour Centre, 2nd Floor, Grand Cayman, Cayman Island, British West Indies. HCM/Z’s principal business address is c/o Highbridge Capital Corporation, Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies.

(8)	As reported in a Schedule 13G/A dated January 31, 2006.

(9)	As reported in a Schedule 13G/A dated February 1, 2006 and filed with the SEC on February 6, 2006, Dimensional Fund Advisors Inc. (“Dimensional”) is the beneficial owner of and has the sole power to vote or direct the voting of, and the sole power to dispose or direct the disposition of, an aggregate of 2,656,218 shares of Common Stock. According to the Schedule 13G, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). As reported in the Schedule 13G, Dimensional possesses investment and/or voting power over the Common Stock owned by the Funds, and may be deemed to be the beneficial owner of such shares. However, all such shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares in the Schedule 13G/A.

(10)	As reported in a Schedule 13G/A dated and filed with the SEC on February 15, 2006, by Snyder Capital Management, L.P. (“SCMLP”) and Snyder Capital Management, Inc. (“SCMI” and, collectively with SCMLP, the “Filers”). The Schedule 13G/A states the direct parent company of SMI is IXIS Asset Management North America, L.P. (formerly known as CDC IXIS Asset Management North America, L.P.). IXIS Asset Management North America is ultimately owned principally by three large affiliated French financial services firms: the Caisse des Dépôts et Consignations (“CDC”); the Caisse National des Caisses d’Epargne (“CNCE”), a financial institution owned by the CDC and by the French regional savings banks known as the Caisses d’Epargne; and by CNP Assurances, a leading French life insurance company.

SCMI and IXIS Asset Management North America operate under an understanding that all investment and voting decisions regarding managed accounts are to be made by SCMI and SCMLP and not by IXIS Asset Management North America or any entity controlling it. Accordingly, SCMI and SCMLP do not consider IXIS Asset Management North America or any entity controlling it to have any direct or indirect control over the securities held in managed accounts. As reported in the Schedule 13G/A, each of SCMLP and SCMI have shared voting and dispositive power over 1,496,076 shares of Common Stock.

PERFORMANCE GRAPH

The following graph compares total stockholder returns in respect of shares of Common Stock over the last five fiscal years (i.e. the cumulative changes over the past five-year period of $100 invested at August 31, 2001) to the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Standard & Poor’s 500 Specialty Chemicals Index (“S&P Specialty Chemicals”). Total return values for shares of Common Stock, S&P 500 and S&P Specialty Chemicals were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends on a quarterly basis. The stockholder returns shown on the graph below are not necessarily indicative of future performance.

The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

	8/01	8/02	8/03	8/04	8/05	8/06
A. Schulman, Inc.	$100.00	$158.32	$124.13	$159.85	$149.71	$198.96
S & P 500	$100.00	$82.01	$91.90	$102.42	$115.28	$125.51
S & P Specialty Chemicals	$100.00	$110.00	$115.21	$132.82	$145.27	$171.63

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee includes the following members of the Board of Directors: Willard R. Holland, James A. Karman, James S. Marlen, Ernest J. Novak, Jr. and John B. Yasinsky. In addition, Mr. Mitarotonda became a member of the Audit Committee effective October 17, 2006, after the date this Audit Committee Report was adopted.

The Audit Committee has met, reviewed and discussed the audited consolidated financial statements of the Corporation for the fiscal year ended August 31, 2006, with the Corporation’s management, who represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Corporation’s independent registered public accountant, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and PCAOB Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements).

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based upon the Audit Committee’s review and discussions noted above, the Audit Committee recommended that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006 for filing with the SEC.

The Audit Committee:

Ernest J. Novak, Jr., Chair
Willard R. Holland
James A. Karman
James S. Marlen
John B. Yasinsky

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANT

The Audit Committee of the Board of Directors of the Corporation has selected PricewaterhouseCoopers LLP as independent registered public accountant to examine the books, records and accounts of the Corporation and its subsidiaries for the fiscal year ending August 31, 2007. This selection is being presented to stockholders for ratification or rejection at this Annual Meeting. The Audit Committee and the Board of Directors each recommends that such selection be ratified.

PricewaterhouseCoopers LLP was the independent registered public accountant of the Corporation for the fiscal year ended August 31, 2006, and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy. Votes on the ratification of PricewaterhouseCoopers LLP marked “abstain” and broker non-votes will not be counted as votes cast, but will count toward the determination of the presence of a quorum and have the same effect as votes cast against the proposal. If the resolution is rejected, or if PricewaterhouseCoopers LLP declines to act or becomes incapable of acting as the independent registered public accountant of the Corporation, or if its employment is discontinued, the Audit Committee will appoint another public auditor, continued employment of whom after the 2007 Annual Meeting of Stockholders will be subject to ratification by the stockholders.

Fees Billed by Independent Registered Public Accountant

Set forth below are the aggregate fees billed for professional services rendered to the Corporation by PricewaterhouseCoopers LLP, its independent registered public accountant for fiscal 2006 and fiscal 2005.

	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$2,860,500	$3,152,300
Audit-Related Fees	$17,000	$48,000
Tax Fees(2)	$847,000	$1,048,000
All Other Fees	$0	$0

(1)	Comprised of the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audit of the Corporation’s consolidated financial statements and its internal control over financial reporting, and its limited reviews of the Corporation’s unaudited consolidated interim financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, as well as statutory audits of the Corporation’s subsidiaries and consents to SEC filings.

(2)	Comprised of professional services rendered by PricewaterhouseCoopers LLP for tax planning and advice and domestic and international tax compliance and tax return preparation.

Pre-Approval of Fees

The Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accountant to assure that the provision of the services does not impair the registered public accountant’s independence. Unless a type of service to be provided by the independent registered public accountant has received general pre-approval, it requires specific pre-approval by the Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee has delegated pre-approval authority to its Chairman, provided that the pre-approval is to be reviewed with the Audit Committee at its next regular meeting.

PROPOSAL 3 — APPROVAL OF THE A. SCHULMAN, INC. 2006 INCENTIVE PLAN

Purpose of the A. Schulman, Inc. 2006 Incentive Plan and Recommendation

The Corporation is asking its stockholders to approve the A. Schulman, Inc. 2006 Incentive Plan (the “2006 Plan”). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2006 PLAN.

Purpose of the 2006 Plan

The 2006 Plan is intended to enhance the long-term financial success of the Corporation and its related entities and to increase stockholder value by:

•	Providing employees, consultants and non-employee directors an opportunity to acquire and maintain an ownership interest in the Corporation. The Corporation believes that stockholders’ interests are best served if the compensation paid to persons providing services to the Corporation and its related entities depends, in significant part, on the growth of the business of the Corporation and its related entities.

•	Enabling the Corporation and its related entities to attract and retain the services of outstanding employees, consultants and non-employee directors upon whose judgment and special efforts the successful conduct of the business of the Corporation and its related entities is largely dependent. The Corporation believes that the type of awards available under the 2006 Plan will allow it flexibility to tailor its incentive compensation program to enhance the Corporation’s success as its business evolves.

The Corporation also believes that several provisions of the 2006 Plan enhance stockholders’ interests.  These include:

•	Requiring that stock options and stock appreciation rights (“SARs”) bear an exercise price equal to or greater than the fair market value of the shares on the date the award is granted;

•	Prohibiting any repricing of stock options and SARs;

•	Limiting the total number of shares that may be issued under the 2006 Plan and requiring stockholder approval of any authorization of additional shares;

•	Limiting the awards that may be issued to each participant; and

•	Canceling unvested awards issued to participants who engage in conduct harmful to the Corporation or any of its related entities.

Summary of the 2006 Plan

The principal features of the 2006 Plan are summarized below. The complete text of the 2006 Plan is included as Appendix A to this Proxy Statement.

Administration of the 2006 Plan

The Compensation Committee of the Board of Directors (the “committee”) will administer all aspects of the 2006 Plan. The committee is comprised of at least three persons, each of whom is a “non-employee director” as defined under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code, and, except as permitted by Code §162(m), who does not receive remuneration from the Corporation or any related entity in any capacity other than as a director.

The 2006 Plan authorizes the committee to, among other things:

•	Construe and interpret the 2006 Plan consistent with its purpose;

•	Adopt, amend and rescind rules and regulations relating to the 2006 Plan;

•	Decide which employees, consultants and non-employee directors of the Corporation or any of its related entities (“participants”) will be granted awards;

•	Consistent with limits specified in the 2006 Plan, identify the type of awards that may be issued to each participant from among those awards available under the 2006 Plan and impose terms and conditions on those awards; and

•	Administer performance-based awards, including specifying objectives (based on performance criteria specified in the 2006 Plan) that must be met to earn the award and certifying that those objectives have been met before the award is paid or distributed.

To the extent permitted by law, the committee may delegate to any person (including any employee) that it deems appropriate ministerial duties associated with the 2006 Plan (such as preparing and distributing award agreements reflecting the terms and conditions specified by the committee). The committee also may delegate the authority to grant awards covering up to 25,000 shares quarterly to participants (or prospective participants) who are not employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) (“covered officers”). However, the committee may not otherwise delegate any discretionary responsibilities (such as the certification that performance objectives have been met) or any duty it is required to discharge to ensure the deductibility of performance-based compensation under Code §162(m).

Eligibility for Awards Under the 2006 Plan

The 2006 Plan allows the committee to make awards to any employee, consultant or non-employee director of the Corporation or any of its related entities, although the Corporation anticipates that only executives, key managers and non-employee directors will be considered for awards. There are approximately 115 executives and key managers and a total of 11 non-employee directors who might receive awards under the 2006 Plan. If the 2006 Plan is approved by the Corporation’s stockholders, the committee expects that it will grant awards to executive officers and key managers of the Corporation after such approval. At present, however, the amount and type of any such awards is not yet known. At this time, the Corporation does not intend to make awards to consultants, although the 2006 Plan allows the committee to do so.

Limits on Awards That May Be Made Under the 2006 Plan

The 2006 Plan allows the Corporation to make the following types of awards: cash-based awards, incentive stock options (which qualify for special income tax treatment under Code §422), nonqualified stock options (which do not qualify for special income tax treatment under Code §422), performance shares, performance units, restricted stock, restricted stock units, SARs, whole shares, and dividend equivalents, each of which is defined in the 2006 Plan and described below.

Authorized Shares and Limitations on Grants.  The 2006 Plan authorizes the Corporation to issue up to 3,472,686 of its shares to participants. This number is comprised of (1) 1,750,000 newly authorized shares, plus (2) any shares authorized to be granted under the A. Schulman, Inc. 2002 Equity Incentive Plan (the “prior plan”), but which have not been granted or issued before the date stockholders approve the 2006 Plan and any shares that are forfeited under the prior plan after the date stockholders approve the 2006 Plan (approximately 1,722,686 shares). Information on outstanding awards under the prior plan as of August 31, 2006 is set forth in the table below:

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under Equity
	Upon Exercise of	Exercise	Compensation Plans
	Outstanding	Price of Outstanding	(Excluding Securities
	Options, Warrants	Options,	Reflected in Column
Plan Category	and Rights(1)	Warrants and Rights	(a))

Equity compensation plans approved by security holders	1,568,276	$18.93	1,722,686
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,568,276	$18.93	1,722,686

(1)	The outstanding options do not have dividend equivalent rights and are not transferable for value.

The shares issued under the 2006 Plan may consist, in whole or in part, of treasury shares or authorized and unissued shares not reserved for any other purpose.

The number of shares authorized for issuance under the 2006 Plan (1) will be conditionally reduced by 1.77 times the number of shares underlying each award of performance shares, performance share units, restricted stock, restricted stock units and whole shares (collectively, “full value awards”) and by the number of shares underlying any other type of award and (2) will be absolutely reduced by 1.77 times the number of shares underlying each full value award and by the number of shares underlying any other type of award. Any shares associated with an award under the 2006 Plan that is forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash will be available for future grants under the terms of the 2006 Plan. However, the number of shares that may be issued under the 2006 Plan also will be reduced by the number of shares underlying share-based awards that are settled in cash (instead of shares) and the number of shares tendered or attested to pay any exercise price or taxes associated with an award that is settled or exercised.

In addition to limiting the total number of shares that may be issued under its terms, the 2006 Plan imposes several other limits on awards. These are as follows:

•	During any fiscal year, no covered officer may receive options covering more than 250,000 shares, SARs covering more than 250,000 shares, share-settled performance-based awards covering more than 100,000 shares and cash-settled performance-based awards equal to more than $2,500,000.

•	During the term of the 2006 Plan, no more than 500,000 shares may be issued subject to incentive stock options.

Except as described in the section titled “Adjustments,” none of these limits may be changed without approval by the Corporation’s stockholders. The committee has also committed to limit the number of awards granted such that the average burn rate for the next three years will be less than 2.11% of the issued and outstanding shares of the Corporation.

Adjustments.  If there is a corporate transaction that affects the Corporation’s outstanding shares, such as a share dividend, share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting shares, the committee will make any adjustments it believes is appropriate to the number of shares authorized to be issued under the 2006 Plan and to the individual limitations described in the preceding section. In these same circumstances, the committee also will make adjustments to outstanding awards previously made under the 2006 Plan that it believes appropriate to preserve the value of the award. Any adjustment the committee makes in this regard will be final and binding on all participants.

Types of Awards Available Under the 2006 Plan

The 2006 Plan allows the committee to grant several types of awards. Each type of award available under the 2006 Plan is described in this section and in the 2006 Plan itself.

Cash-Based Awards.  A cash-based award gives a participant the right to receive a specified amount of cash if the terms and conditions described in the associated award agreement are met. However, a cash-based award will be forfeited to the extent that the applicable terms and conditions are not met.

When a cash-based award is granted, the committee will establish the terms and conditions that must be met if that award is to be earned. These terms and conditions, which will be specified in an award agreement, may provide that the award will be settled if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met during the performance period.

Options.  An option gives a participant the right to purchase a specified number of shares if the terms and conditions described in the 2006 Plan and the associated award agreement (including payment of the exercise price) are met and the option is exercised before it expires. However, an option will be forfeited to the extent that applicable terms and conditions are not met before the option expires or to the extent that the option is not exercised before it expires. Any fractional share subject to an option will be cancelled without the payment of any consideration to the affected participant if (and when) that option is exercised.

The committee will establish the price at which a share may be purchased by exercising an option (the “exercise price”), although the exercise price may not be less than the fair market value (as defined in the 2006 Plan) of a share on the date the option is granted. Regardless of the foregoing, the exercise price of an incentive stock option granted to an employee who owns (as defined in the Code) stock of the Corporation possessing more than 10 percent of all classes of stock of the Corporation or any subsidiary (a “10% Holder”), determined under rules issued by the IRS, may not be less than 110 percent of the fair market value of a share on the grant date of the option.

When an option is granted, the committee will establish the terms and conditions that must be met if the option is to be exercisable. These terms and conditions, which will be specified in an award agreement, may provide that the option will become exercisable if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met. However, no option may be exercised more than ten years from the grant date (five years in the case of incentive stock options issued to a 10% Holder).

The number of incentive stock options issued to any employee that become exercisable for the first time in any year cannot relate to shares having a fair market value (determined on the grant date) of greater than $100,000.

An option’s exercise price may be paid in any way specified in the associated award agreement, including payment in cash (or a cash equivalent), a cashless exercise and tendering or attesting shares the participant already owns as partial or full payment of the exercise price.

Unless the associated award agreement specifies otherwise, a participant who has been granted an option will have no voting or dividend rights with respect to the shares covered by that award unless those shares are issued to the participant.

Performance Shares.  Performance shares give a participant the right to receive a specified number of shares if the terms and conditions described in the 2006 Plan and the associated award agreement are met at the end of the performance period. However, Performance Shares will be forfeited to the extent that applicable terms and conditions are not met at the end of the performance period.

When a performance share award is granted, the committee will establish the terms and conditions that must be met to earn the award. These terms and conditions, which will be specified in an award agreement, may provide that the award will be settled if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met during the performance period. Any fractional share subject to a performance share award will be cancelled without the payment of any consideration to the affected participant when (and if) the award is settled.

Unless the associated award agreement specifies otherwise, a participant who has been granted performance shares will have no voting or dividend rights with respect to the shares covered by that award until (and if) those shares are issued to the participant.

Performance Units.  Performance units give a participant the right to receive cash equal to the fair market value of a specified number of shares if the terms and conditions described in the 2006 Plan and the associated award agreement are met at the end of the performance period. However, performance units will be forfeited to the extent that applicable terms and conditions are not met at the end of the performance period.

When a performance unit award is granted, the committee will establish the terms and conditions that must be met to earn the award. These terms and conditions, which will be specified in an award agreement, may provide that the award will be settled if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met during the performance period. Any fractional share subject to a performance unit award will be cancelled without the payment of any consideration to the affected participant when (and if) the award is settled.

Unless the associated award agreement specifies otherwise, a participant who has been granted performance units will have no voting or dividend rights with respect to the shares covered by that award.

Restricted Stock.  Restricted stock are shares which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated restriction period only if the terms and conditions specified in the Plan and the associated award agreement are met during the restriction period. However, restricted stock will be forfeited to the extent that applicable terms and conditions are not met before the end of the restriction period.

When a restricted stock award is granted, the committee will establish the terms and conditions that must be met to earn the award. These terms and conditions, which will be specified in an award agreement, may provide that the restrictions imposed will lapse if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met during the restriction period. In addition, no award of restricted stock which may be earned other than through the attainment of specified performance objectives may be earned more rapidly than 33 1/3 percent annually beginning on the first anniversary of the date the award of restricted stock is granted. Any fractional share subject to a restricted stock award will be cancelled without the payment of any consideration to the affected participant when (and if) applicable restrictions lapse.

Unless the associated award agreement specifies otherwise, during the restriction period, the shares subject to a restricted stock award will be held in escrow until (and if) the restrictions imposed lapse. However, and unless the associated award agreement specifies otherwise, a participant who has been granted restricted stock will have the right to receive dividends on those shares and will have the right to vote those shares during the restriction period.

Restricted Stock Units.  Restricted stock units give a participant the right to receive a specified number of shares (or cash equal to the fair market value of those shares when the award is settled) if the terms and conditions described in the 2006 Plan and the associated award agreement are met during the restriction period. However, restricted stock units will be forfeited to the extent that applicable terms and conditions are not met before the end of the restriction period.

When a restricted stock unit is granted, the committee will establish the terms and conditions that must be met to earn the award. These terms and conditions, which will be specified in an award agreement, may provide that the restrictions imposed will lapse if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met during the restriction period. In addition, no award of a restricted stock unit which may be earned other than through the attainment of specified performance objectives may be earned more rapidly than 33 1/3 percent annually beginning on the first anniversary of the date the award of the restricted stock unit is granted. Any fractional share subject to a restricted stock unit award will be cancelled without the payment of any consideration to the affected participant when (and if) the applicable restrictions lapse.

Unless the associated award agreement specifies otherwise, a participant who has been granted restricted stock units will have no voting or dividend rights with respect to the shares covered by that grant unless those shares are issued to the participant.

SARs.  A SAR gives a participant the right to receive the difference between the SAR’s exercise price and the fair market value (as defined in the 2006 Plan) of a share on the date the SAR is exercised, but only if the terms and conditions described in the 2006 Plan and the associated award agreement are met and the SAR is exercised before it expires. However, a SAR will be forfeited to the extent that applicable terms and conditions are not met before the SAR expires or to the extent that the SAR is not exercised before it expires (which may never be later than ten years after the grant date). Any fractional share subject to a SAR will be cancelled without the payment of any consideration to the affected participant when (and if) that SAR is exercised.

When a SAR is granted, the committee will establish the terms and conditions that must be met if the SAR is to become exercisable. These terms and conditions, which will be specified in an award agreement, may provide that the SAR will become excisable if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met.

Unless the associated award agreement specifies otherwise, a participant who has been granted a SAR has no voting or dividend rights with respect to the shares covered by that award unless those shares are issued to the participant.

Whole Share Awards.  The committee may grant awards of whole shares to any participant on any basis and subject to any terms it deems appropriate.

Dividend Equivalents.  Dividend equivalents give a participant the right to receive the same dividends the participant would have received had he or she actually owned the shares underlying the dividend equivalent award, if the terms and conditions described in the 2006 Plan and the associated award agreement are met. However, dividend equivalents will be forfeited to the extent that applicable terms and conditions are not met.

When a dividend equivalent is granted, the committee will establish the terms and conditions that must be met to earn the award. These terms and conditions, which will be specified in an award agreement, may provide that the dividend equivalent will become earned if the participant maintains a service relationship with the Corporation or a related entity for a specified period or if specified performance objectives are met.

If the terms and conditions specified in the associated award agreement are met, dividend equivalents will be settled in cash without any adjustment to reflect the time-value of money during the period beginning on the date that the dividend would have been paid had the participant actually owned the underlying shares and the date the dividend equivalents are settled. The date dividend equivalents are settled will be specified in the associated award agreement.

Performance-Based Awards.  A performance-based award may be granted to any participant in any form of award and the associated award agreement may specify that the award is intended to be qualified performance-based compensation under Code §162(m). As determined by the committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any performance-based award will be conditioned on the attainment of performance objectives derived from one or more of the following performance criteria over a performance period:

•	Net earnings;

•	Earnings per share;

•	Net sales growth;

•	Net income (before and after taxes);

•	Net income growth;

•	Net operating profit;

•	Return measures (including return on assets, capital, equity or sales);

•	Cash flow (including operating cash flow and free cash flow);

•	Cash flow return on capital;

•	Earnings before and after taxes, interest, depreciation and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including growth measures and total stockholder returns);

•	Expense targets; and

•	Margins.

Different performance criteria and performance objectives may be applied to individual participants or to groups of participants and, as specified by the committee, may be based on the results achieved separately by the Corporation and/or any related entity, by any combination of the Corporation and related entities or by any combination of segments, products or divisions of the Corporation and related entities. In addition, the performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.

The committee will establish in writing the performance objectives to be applied to each performance-based award issued to a covered officer and the performance period over which their attainment will be measured, the method for computing the performance-based award that will be granted, vested, exercisable and/or settled if (and to the extent that) the covered officer meets those performance objectives and the covered officers or class of covered officers to which the performance objectives apply.

Performance objectives relating to covered officers must be established in writing while the outcome for that performance period is substantially uncertain and no later than 90 days after the beginning of the applicable performance period or, if earlier, after 25 percent of the applicable performance period has elapsed.

The committee will certify in writing whether the performance objectives and other terms and conditions imposed on a performance-based award granted to a covered officer have been met at the end of the related performance period, and no performance-based award will be granted, vested, exercisable and/or settled to or with respect to a covered officer until the committee makes this certification.

Once established, the committee may not revise any performance objectives associated with a performance-based award granted to a covered officer or increase the amount of the performance-based award that may be granted, vested, exercisable and/or settled to or with respect to a covered officer if those performance objectives are met. However, to the extent consistent with Code §162(m), performance objectives affecting covered officers may be calculated without regard to extraordinary items or unforeseen events. In addition, the committee may reduce or eliminate the amount of any cash-based award that may be granted, vested, exercisable and/or settled to or with respect to a covered officer if the performance objectives are met.

The committee may issue performance-based awards to participants who are not covered officers either by following the procedures described above for covered officers or by applying other procedures that the committee believes are appropriate.

Award Agreements.  The terms of each award will be described in a written or electronic award agreement. By accepting an award, a participant will have agreed to be bound by the terms of the 2006 Plan and the award agreement describing the terms and conditions of the award. If there is a conflict between the terms of the 2006 Plan and the terms of the associated award agreement, the terms of the 2006 Plan will govern.

Effect of Termination on 2006 Plan Awards

Awards Other Than Performance-Based Awards.  Unless the associated award agreement provides otherwise, the following rules apply to all awards that are not performance-based awards granted under the 2006 Plan to a participant whose service terminates:

Death or Disability.  If a participant’s service terminates because of death or disability (as defined in the 2006 Plan):

•	All options and SARs (whether or not then exercisable) then held by the participant at the time of termination will be exercisable by the participant or the participant’s beneficiaries at any time before the earlier of the normal expiration date specified in the award agreement or 24 months after the participant’s death or disability. However, an incentive stock option that is not exercised within 12 months after termination due to death or disability will be treated as a nonqualified stock option.

•	All dividend equivalents, restricted stock and restricted stock units held by the participant will be fully vested at the time of termination.

•	All whole shares will vest or be forfeited as provided in the associated award agreement.

•	All other awards then held by the participant that are unvested or that have not been earned or settled when the participant terminates will be forfeited at the time of termination.

Retirement.  If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of retirement:

•	All options and SARs (whether or not then exercisable) then held by the participant will be fully exercisable on the retirement date and may be exercised at any time before the earlier of the normal expiration date specified in the award agreement or 24 months after the retirement date. However, an incentive stock option that is not exercised within three months after the retirement date will be treated as a nonqualified stock option.

•	A pro rata portion of all dividend equivalents, restricted stock and restricted stock units then held by the participant will be vested on the retirement date determined by multiplying the number of unvested dividend equivalents, restricted stock and restricted stock units by a fraction, with the numerator equal to the number of whole months between the date of grant and the date of retirement and the denominator equal to the number of whole months over which the award otherwise would vest.

•	All whole shares will vest or be forfeited as provided in the associated award agreement.

•	All other awards then held by the participant that are unvested or that have not been earned or settled when the participant retires will be forfeited at the time of termination.

For purposes of the 2006 Plan, “retirement” means “retirement” as defined in the associated award agreement or, if the term is not defined in the award agreement, “retirement” as defined in any employment or change in control agreement (but only within the context of the events contemplated in any employment agreement or change in control agreement) between the participant and the Corporation or any related entity or, if the term is not defined in an agreement of that type or if there is no employment or change in control agreement covering the participant, (1) termination after age 60, but only if the committee agrees to treat the termination as retirement (in the case of an employee) and (2) termination of service as a director after serving one full term as an elected director and being nominated for election to a second consecutive full term (in the case of a director).

Involuntary Termination of Service for Cause.  Unless the associated award agreement provides otherwise, all outstanding awards will be forfeited if a participant’s service is terminated for cause (as defined in the 2006 Plan) effective as of the date of the occurrence of the event constituting cause.

Termination for any Other Reason.  Generally, all outstanding awards then held by a participant who terminates for any reason other than death, disability or retirement or for cause will be forfeited on the termination date. However, all options and SARs then held by a participant who terminated for any reason other than death, disability or retirement or for cause and which are then exercisable may be exercised at any time before the earlier of the expiration date specified in the associated award agreement or 90 days after the termination date and all options and SARs that are not then exercisable will be forfeited on the termination date.

Performance-Based Awards.  Unless the associated award agreement specifies otherwise, if a participant’s employment terminates because of death, disability or retirement, a pro rata portion of all performance-based awards held by the participant that are subject to a pending performance period will be earned determined by multiplying the amount the participant would have been entitled to receive if the participant’s employment had not terminated by a fraction, with the numerator equal to the number of whole months between the date of grant and the date of termination and the denominator equal to the number of whole months over which the award otherwise would be earned. The portion of the performance-based award that is earned will be settled at the end of the related performance period, but only if the committee certifies that the associated performance objectives have been met.

Effect of a Change in Control

Unless otherwise specified in the associated award agreement or a change in control agreement between the Corporation or any related entity and the participant, if the Corporation undergoes a change in control (as defined in the 2006 Plan but generally relating to a significant events affecting control of the Corporation or a merger, consolidation of the Corporation or other similar event), all of a participant’s awards will be fully vested and exercisable and all performance objectives will be treated as having been met.

Adoption, Amendment and Termination of Plan and Award Agreements

Adoption of the 2006 Plan.  The 2006 Plan was approved by the Board on October 17, 2006, and will become effective upon the approval by the affirmative vote of a majority of the votes cast on this proposal at the 2006 Annual Meeting. If approved by the Corporation’s stockholders, the 2006 Plan will remain in effect until December 7, 2016. However, the committee’s authority to issue any performance-based award to covered officers will terminate at the time of the first annual meeting of the Corporation’s stockholders that occurs in 2011.

Amendment and Termination of the 2006 Plan.  The Board may terminate, suspend or amend the 2006 Plan at any time without stockholder approval, except to the extent that stockholder approval is required to satisfy applicable requirements imposed by law or any securities exchange, market or other quotation system on or through which the Corporation’s securities are listed or traded. Also, no amendment to the 2006 Plan may (1) result in the loss of a committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, with respect to any employee benefit plan of the Corporation, or (2) without the consent of the affected participant (and except as specifically provided in the 2006 Plan or an award agreement), adversely affect any award granted before the termination, suspension or amendment. However, nothing restricts the board’s right to amend the 2006 Plan without any additional consideration to affected participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the 2006 Plan or any award agreement before those amendments are adopted.

Amendment and Termination of Award Agreements.  Without the mutual, written consent of both the Corporation and the affected participant an award agreement once issued, may not be amended except as specifically provided in the 2006 Plan or the award agreement. However, nothing restricts the committee’s right to amend an award agreement without additional consideration to the affected participant to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the award agreement before those amendments are adopted.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2006 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy and does not purport to be a complete description of the U.S. federal income or employment tax laws.

Cash-Based Award.  A participant will not recognize taxable income when a cash-based award is granted and the Corporation will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the cash-based award vests (i.e., when the participant can no longer lose it) equal to the cash he or she receives at that time and the Corporation generally will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

Incentive Stock Options.  Incentive stock options are intended to qualify for special treatment available under Code §422. A participant will not recognize any income when an incentive stock option is granted or exercised and the Corporation will not receive a deduction at either of those times. Also, incentive stock options are not subject to employment taxes.

If a participant acquires shares by exercising an incentive stock option and continues to hold those shares for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when he or she disposes of the shares minus the exercise price will be taxable at long-term capital gain or loss rates (this is referred to as a “qualifying disposition”), depending on whether the amount the participant receives when he or she disposes of the shares is greater or less than the exercise price he or she paid to acquire those shares. Upon a qualifying disposition, the Corporation is not entitled to a deduction.

If a participant disposes of the shares before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess, if any, of (i) the fair market value of the shares on the date the incentive stock option was exercised, or, if less, the amount received on the disposition, over (ii) the exercise price. The Corporation will be entitled to a deduction equal to the ordinary income that the participant recognizes. The participant’s additional gain will be taxable at long-term or short-term capital gain rates (depending on whether he or she held the shares for more than one year).

If a participant uses shares acquired by exercising an incentive stock option (“Delivered Shares”) to pay the exercise price of another incentive stock option, the participant’s payment will be treated as a disqualifying disposition of the Delivered Shares if the Delivered Shares are used to exercise an incentive stock option before the end of their ISO Holding Periods. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at the time of exercise. The Corporation also will be entitled to a deduction equal to the ordinary income that the participant recognizes. Generally, a participant will not recognize income, gain or loss in connection with the exercise of an incentive stock option if he or she exercises an incentive stock option using (i) shares that were not purchased through an incentive stock option or (ii) Delivered Shares that were purchased by exercising an incentive stock option that satisfied the ISO Holding Periods.

If a participant exercises an incentive stock option using only Delivered Shares to pay the exercise price, his or her basis in the same number of new shares will be the same as his or her basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new shares will have a zero basis.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. When an incentive stock option is exercised, a participant must treat the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options.  Nonqualified stock options do not receive the special tax treatment afforded to incentive stock options under the Code §422, although a participant will not recognize any taxable income when a nonqualified stock option is granted and the Corporation will not receive a deduction at that time. However, unlike an incentive stock option, when a nonqualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares that the participant purchased on the date of exercise over the exercise price he or she paid to acquire the shares. Also, unlike an incentive stock option, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses shares or a combination of shares and cash to pay the exercise price of a nonqualified stock option, he or she will have ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When a nonqualified stock option is exercised, the Corporation will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when he or she disposes of the shares acquired by exercising a nonqualified stock option is greater than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after he or she acquired them by exercising the nonqualified stock option. But, if the amount a participant receives when he or she disposes of the shares acquired by exercising a nonqualified stock option is less than the exercise price he or she paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after he or she acquired them by exercising the nonqualified stock option.

Performance Shares.  A participant will not recognize taxable income when the Corporation grants the participant performance shares and the Corporation will not receive a deduction at that time. However, if the participant satisfies the conditions imposed on the award, he or she will recognize ordinary income equal to the cash or the fair market value of the shares he or she receives at the time of delivery. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. The Corporation generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when he or she disposes of the shares acquired upon the settlement of a performance shares award is greater than the value of the shares when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after they were issued. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after they were issued.

Performance Units.  A participant will not recognize taxable income when performance units are granted and the Corporation will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the performance units vest (i.e., when the participant can no longer lose them) equal to the cash he or she receives at that time and the Corporation generally will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

Restricted Stock.  Unless a participant makes an election under Code §83(b), he or she will not recognize taxable income when restricted stock is granted and the Corporation will not receive a deduction at that time.

Instead, a participant will recognize ordinary income when the shares of restricted stock vest (i.e., when the participant can no longer lose them) equal to the fair market value of the shares he or she receives when the restrictions lapse, less any consideration paid for the restricted stock. The Corporation also will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

If the amount a participant receives when he or she disposes of these shares is greater than the value of the shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the restricted stock vested. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the restricted stock vested.

If a participant makes a Code §83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date, and the Corporation will be entitled to a deduction equal to the ordinary income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will not recognize taxable income when (and if) the restrictions lapse. If a participant earns the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether he or she held the shares for more than one year after the grant date. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether he or she held the shares for more than one year after the grant date. Also, a participant may not take a tax deduction in connection with any forfeiture of restricted stock subject to an Code §83(b) election.

Restricted Stock Units.  A participant will not recognize taxable income when restricted stock units are granted and the Corporation will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted stock units vest (i.e., when the participant can no longer lose them) equal to the fair market value of the shares or cash he or she receives when the restrictions lapse, less any consideration paid for any shares received, and the Corporation generally will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

If the amount a participant receives when he or she disposes of any shares received is greater than the value of the shares when the restricted stock units vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the restricted stock units vested. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when the restricted stock units vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the restricted stock vested.

SARs.  A participant will not recognize any taxable income when a SAR is granted and the Corporation will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the shares the participant received upon exercise. The Corporation also will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. If the amount a participant receives when he or she disposes of any shares acquired upon the exercise of a SAR is greater than the value of any shares acquired when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the SAR was exercised. But, if the amount the participant receives when he or she disposes of the shares is less than the value of the shares when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the SAR was exercised.

Whole Shares.  A participant will recognize ordinary income equal to the fair market value of the shares subject to a whole share award when any terms and conditions imposed on that grant have been met and the Corporation will receive a deduction in the same amount at that time.

Code §162(m).  As described above, awards granted under the 2006 Plan may qualify as “performance-based compensation” under Code §162(m) to preserve federal income tax deductions by the Corporation with respect to annual compensation required to be taken into account under Code §162(m) that is in excess of $1,000,000 and paid to one of the Corporation’s covered officers. To qualify as performance-based compensation, options and other awards must be granted under the 2006 Plan by a committee consisting solely of two or more “outside directors” (as defined under IRS regulations) and satisfy the 2006 Plan’s limit on the total number of shares that may be awarded during any fiscal year. In addition, for awards other than options to qualify as “performance-based compensation,” the granting, vesting, exercisability and/or settlement of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Code §§280G and 4999.  Code §§280G and 4999 impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to a “disqualified individual” (such as an officer or highly paid employee of the Corporation or its related entities) on account of a change in control. An excess parachute payment occurs when a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount.” In that case, the excess parachute payment is equal to the amount by which the parachute payments exceed the participant’s Base Amount.

Some participants in the 2006 Plan may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the 2006 Plan must be combined with other parachute payments that the same participant is entitled to receive under other agreements or plans with the Corporation or any related entity, such as an employment agreement or a change in control or displacement agreement. If the combined value of all parachute payments results in an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the excess parachute payment. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither the Corporation nor any related entity would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Code §162(m) would be reduced by the amount of the excess parachute payment.

The 2006 Plan addresses excess parachute payment penalties in two ways. Initially, the Corporation will consider causing substitute awards to be issued as a means of avoiding parachute payment penalties. However, if this is not feasible and a participant in the 2006 Plan receives an excess parachute payment, the value of the payment under the 2006 Plan will be reduced to avoid the excess parachute penalties unless a separate agreement (such as an employment or change in control agreement) with the Corporation or a related entity provides for a different approach.

Code §409A.  In 2004, the Code was amended to add Code §409A, which creates new rules for amounts deferred under nonqualified deferred compensation plans. Code §409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2006 Plan. The proceeds of any grant that is subject to Code §409A are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change of control, all as defined in Code §409A. The IRS has not finalized regulations describing the effect of Code §409A on the types of awards that may be issued under the 2006 Plan. The committee intends to administer the 2006 Plan to avoid or minimize the effect of Code §409A and, if necessary, will amend the 2006 Plan to comply with Code §409A before December 31, 2006 (or a later date specified by the IRS).

IRS CIRCULAR 230 DISCLOSURE:  In order to ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of (i) avoiding penalties that may be imposed under the U.S. Internal Revenue Code or (ii) promoting, marketing, or recommending to another person, any transaction or other matter addressed herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Terry Haines Jr. and Thomas Leonhard, the son and son-in-law, respectively, of Terry L. Haines, the Chairman, President and Chief Executive Officer of the Corporation, are employed by the Corporation as sales representatives. Their respective 2006 and 2005 wages were $82,778 and $78,400 for Mr. Haines Jr. and $70,735 and $67,000 for Mr. Leonhard. In addition, Chris Andres, the son of Ronald G. Andres, the Corporation’s Vice President — North American Operations, is employed as a project manager. His wages for 2006 and 2005 were $65,000 and $50,205, respectively. The Audit Committee has approved each of these relationships.

In October 2005, the Corporation reached an agreement with a group of investors led by Barington Capital Group, L.P. (the “Barington Group”) (the “2005 Agreement”). Under the terms of the 2005 Agreement, among other things, the Barington Group withdrew it’s notice of intent to nominate persons for election as Directors at the Corporation’s 2006 Annual Meeting of Stockholders and agreed to abide by certain standstill provisions until the Corporation’s 2007 Annual Meeting (the “Standstill Period”), while the Corporation, through its Board of Directors, expanded the size of the Board from 10 to 12 and appointed James A. Mitarotonda, a member of the Barington Group, to serve as a Class III Director with a term expiring at the 2007 Annual Meeting of Stockholders. The Corporation also agreed to initiate and consummate a self-tender offer by April 30, 2006.

On February 21, 2006, the Corporation announced that its Board of Directors approved a modified Dutch auction self-tender offer for up to 8.75 million shares of its Common Stock, at a price between $21.00 and $24.00 per share. The Corporation commenced the self-tender offer on March 1, 2006 and it expired on April 11, 2006. On April 25, 2006, the Corporation announced the final results of the self-tender offer in which the Corporation accepted for purchase 2,071,585 shares at a price of $24.00 per share for a total of approximately $49.7 million.

On May 30, 2006, the Barington Group filed Amendment No. 9 to its Schedule 13-D disclosing certain changes among group members and in the aggregate beneficial ownership of Common Stock. The Barington Group disclosed its position that completion of the self-tender offer by the Corporation without repurchasing 8,750,000 shares of Common Stock constituted a failure of the Corporation to fulfill its obligations under the 2005 Agreement, and, therefore, the Standstill Period terminated after the close of business on April 30, 2006. Among other things, termination of the Standstill Period eliminated certain restrictions on the ability of Barington Group members to purchase additional shares of Common Stock and to solicit proxies in connection with the 2006 Annual Meeting.

On October 25, 2006, the Corporation reached another agreement (the “2006 Agreement”) with the Barington Group which owned as of October 18, 2006, the record date for the 2006 Annual Meeting, approximately 10.5% of the Corporation’s Common Stock. Under the terms of the 2006 Agreement, the Barington Group withdrew a notice of its intent to nominate certain persons for election as Directors at the 2006 Annual Meeting, agreed to dismiss a lawsuit it had filed against the Corporation in Delaware seeking to enforce its rights as a stockholder to inspect and copy certain books, records and documents of the Corporation, and agreed to abide by certain standstill provisions until the Corporation’s 2007 Annual Meeting. The Corporation agreed, among other things, to nominate James S. Marlen, Ernest J. Novak, Jr., Howard R. Curd and Michael A. McManus, Jr. as nominees for election as Class II Directors of the Corporation at the 2006 Annual Meeting and to redeem the rights issued to the Corporation’s stockholders under its Rights Agreement on or prior to the 2006 Annual Meeting. The 2006 Agreement also superseded the 2005 Agreement, except with respect to Sections 5(d), 6(a) and 9 of the 2005 Agreement.

The foregoing descriptions of certain of the terms of the 2005 Agreement and 2006 Agreement are qualified in their entirety by reference to the full text of the agreements, each of which are attached as Exhibit 99.2 to the Forms 8-K filed by the Corporation with the SEC on October 24, 2005 and October 25, 2006, respectively

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than ten percent of the Corporation’s Common Stock, to file reports of ownership and changes in ownership with the SEC. To the Corporation’s knowledge, based solely on its review of the copies of such forms received by the Corporation, all such persons timely filed their respective reports during the year ended August 31, 2006, except that Mr. Holland reported two acquisitions of “phantom stock” in lieu of Director’s fees, each in the amount of 35.03 shares, one and two days late, respectively, on December 12, 2005; Mr. Stefanko reported the sale of 4,000 shares of the Common Stock two days late on November 3, 2005; and Mr. Mitarotonda was 16 days late in reporting his initial ownership of shares upon his appointment to the Board of Directors and also reported his acquisition of 8,993 shares one day late on May 11, 2006.

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the 2006 Annual Meeting other than those described in this Proxy Statement. The Corporation’s By-Laws describe procedures, including minimum notice provisions, for stockholder nomination of Directors and submission of other stockholder business to be transacted at any Annual Meeting. A copy of the pertinent By-Law provisions is available on request to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333. If any such stockholder proposals or other business to be transacted properly come before the 2006 Annual Meeting, it is intended that shares represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

GENERAL INFORMATION

Voting of Proxies

Shares represented by properly executed proxies will be voted at the meeting, and if a stockholder has specified how the shares represented thereby are to be voted, they will be voted in accordance with such specification. It is intended that shares represented by proxies on which no specification has been made will be voted (i) for the election of Directors, (ii) for the ratification of the selection of the independent registered public accountant and (iii) for the approval of the 2006 Plan.

Stockholder Proposals

Any stockholder who intends to present a proposal at the annual meeting in the year 2007 must deliver the proposal to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333:

•	Not later than July 12, 2007, if the proposal is submitted for inclusion in the Corporation’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	Not earlier than September 9, 2007 and not later than October 9, 2007 if the proposal is submitted pursuant to the Corporation’s By-Laws. The Corporation reserves the right to exercise discretionary voting authority on such proposal if a stockholder has failed to submit the proposal within such September 9, 2007 through October 9, 2007 time period.

A copy of the Corporation’s By-Laws is available on request to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333.

Revocation of Proxies

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later dated proxy, or a later casted Internet or telephone vote, with regard to the same shares or by giving notice in writing or in open meeting.

Solicitation of Proxies

The cost of soliciting the accompanying proxy will be borne by the Corporation. The Corporation may reimburse brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph or by officers, Directors and regular employees of the Corporation. Further, the Corporation has retained Georgeson Shareholder to perform solicitation services in connection with this Proxy Statement. For such services, the Corporation will pay Georgeson Shareholder a fee of approximately $7,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this proxy solicitation.

By order of the Board of Directors

Gary J. Elek
  Secretary

November 7, 2006

Appendix A

A. SCHULMAN, INC.
2006 INCENTIVE PLAN

1.00 PURPOSE

The Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase stockholder value by [1] providing Participants an opportunity to acquire and maintain an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Group’s business is largely dependent.

2.00 DEFINITIONS

When used in the Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in the Plan, the form of any defined term or of any word, term or phrase will include any and all of its other forms.

Act.  The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect even if the Company is not subject to the Act.

Annual Meeting.  The annual meeting of the Company’s stockholders.

Award.  Any Dividend Equivalent, Cash-Based Award, Incentive Stock Option, Nonqualified Stock Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Whole Share granted under the Plan.

Award Agreement.  The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan will govern.

Beneficial Owner.  A “beneficial owner” as defined in Rule 13d-3 under the Act.

Board.  The Company’s board of directors.

Business Combination.  With respect to the payment, exercise or settlement of any Award subject to Code §409A, a “change in control” as defined under Code §409A.

Cash-Based Award.  An Award granted under Section 13.00.

Cause.  Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):

[1] Gross neglect of duties the Participant owes to the Company or to the Participant’s Service Recipient;

[2] The Participant knowingly committing misfeasance or knowingly permitting nonfeasance of duties in any material respect; or

[3] The Participant commits a felony.

Change in Control.  With respect to the payment, exercise or settlement of any Award not subject to Code §409A and unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the

Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):

[1] Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 25 percent or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

[2] The following individuals cease for any reason to constitute a majority of the number of persons then serving on the Board (“Board Members”): individuals who, on the date hereof, constitute the Board and any new Board Member (other than a Board Member whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of Board Members) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Board Members then still in office who either were Board Members on the date hereof or whose appointment, election or nomination for election was previously so approved; or

[3] The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than [a] a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or [b] a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing 25 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

[4] The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75 percent of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Further, notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan if, with respect to a Participant, the Participant participates as an equity investor in the acquiring entity or any of its Affiliates (the “Acquiror”). For purposes of the preceding sentence, such Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of [a] obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters, [b] obtaining Beneficial Ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company or [c] passive ownership of less than 3 percent of the stock of the Acquiror.

For purposes of this definition, “Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that the term will not include [a] the Company or any Related Entity, [b] a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Related Entity, [c] an underwriter temporarily holding securities pursuant to an offering of those securities, or [d] a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Code.  The Internal Revenue Code of 1986, as amended or superseded, and all pertinent regulations and rulings directly related to the Plan and published IRS rulings of general application issued under the Code.

Committee.  The Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).

Company.  A. Schulman, Inc., a Delaware corporation, and any and all successors to it.

Consultant.  Any person who performs services for the Company or any Related Entity other than an Employee or a Director. A person’s status as a Consultant will be determined as of the Grant Date of each Award made to that person.

Covered Officer.  Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.

Director.  A person who, on an applicable Grant Date, [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders) and [2] is not an Employee. A person’s status as a Director will be determined as of the Grant Date of each Award made to that person.

Disability.  Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):

[1] With respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Code §409A, “disabled” as defined under Code §409A; and

[2] With respect to any Award not described in subsection [1] of this definition, “disability” as defined in Code §22(e)(3).

Disability will be determined by the Committee in good faith upon receipt of sufficient medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Dividend Equivalents.  An Award granted under Section 14.00.

Effective Date.  The date the Plan is adopted by the Board subject to approval by the Company’s stockholders at the first Annual Meeting after the date the Board adopts the Plan subject to approval by the Company’s stockholders. However, other than Restricted Stock, no Awards will be granted or Shares issued under the Plan unless and until the Company’s stockholders approve the Plan. Between the date the Board approves the Plan and the date the Company’s stockholders vote to approve the Plan, the Committee may issue Restricted Stock, subject to the terms of Sections 5.00 and 8.00 and contingent on approval of the Plan by the Company’s stockholders. If the Company’s stockholders approve the Plan, the Committee may grant Awards subject to the Plan’s terms and any conditionally granted Restricted Stock Awards will be deemed to have been granted, subject to restrictions described in the associated Award Agreement, as of the Grant Date. If the Company’s stockholders do not approve the Plan, [1] this document will have no force or effect and it will be revoked as of the Effective Date and [2] any conditionally granted Restricted Stock will be revoked as of the Grant Date.

Employee.  Any person who performs services for the Company or any Related Entity as a common-law employee. A person’s status as an Employee will be determined as of the Grant Date of each Award made to that person. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common-law employee of the Company or any Related Entity for any reason and on any basis will be treated as a common-law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose under the Plan.

Exercise Price.  The amount, if any, a Participant must pay to exercise an Option or the amount upon which the value of a Stock Appreciation Right is based.

Expiration Date.  The last date that an Option or Stock Appreciation Right may be exercised.

Fair Market Value.  The value of one Share on any relevant date, determined under the following rules:

[1] If the Shares are traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest and lowest selling prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Committee in good faith and consistent with any applicable provisions under the Code.

Full Value Award.  Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units and Whole Shares.

Grant Date.  The date an Award is granted.

Group.  The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.

Group Member.  Each entity that is a member of the Group.

Incentive Stock Option.  An Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.

Key Employee.  A “specified employee” as defined under Code §409A.

Nonqualified Stock Option.  Any Option that is not an Incentive Stock Option.

Option.  An Award granted under Section 6.00. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

Participant.  Any Employee, Consultant or Director to whom an Award has been granted and which is still outstanding.

Performance-Based Award.  An Award granted subject to Section 15.00.

Performance Criteria.  The criteria described in Section 15.02.

Performance Period.  The period over which the Committee will determine if applicable Performance Criteria have been met.

Performance Share.  An Award granted under Section 11.00.

Performance Unit.  An Award granted under Section 12.00.

Plan.  The A. Schulman, Inc. 2006 Incentive Plan.

Plan Year.  The Company’s fiscal year.

Prior Plan.  The A. Schulman, Inc. 2002 Equity Incentive Plan. Upon approval of the Plan by the Company’s stockholders, no more awards will be granted under the Prior Plan, although awards may be granted under the Prior Plan up to the date the Company’s stockholders approve the Plan, and the Prior Plan will remain in effect after the Company’s stockholders approve the Plan for purposes of determining any grantee’s right to awards issued under the Prior Plan before that date. If the Company’s stockholders do not approve the Plan, the Prior Plan will remain in effect until the expiration date specified in its governing documents.

Related Board.  The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.

Related Entity.  Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c) but modified as permitted under rules issued under any Code section relevant to the purpose for which the definition is applied.

Restricted Stock.  An Award granted under Section 8.00.

Restricted Stock Unit.  An Award granted under Section 9.00.

Restriction Period.  The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement.  Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated in any employment agreement or change in control agreement, if applicable):

[1] With respect to Participants who are Employees, Termination after age 60; and

[2] With respect to Participants who are Directors, Termination of service as a Director [a] after serving one full term as an elected Director and [b] being nominated for election to a second consecutive full term.

Separation from Service.  A “separation from service” as defined under Code §409A.

Service Recipient.  The Group Member with whom an Employee, Consultant or Director has a direct service relationship.

Shares.  Shares of common stock, par value $1.00 per share, of the Company or any security of the Company issued in substitution, exchange or in place of these shares.

Stock Appreciation Right (“SAR”).  An Award granted under Section 10.00.

Subsidiary.  A “subsidiary corporation” as defined under Code §424(f).

Termination.

[1] If a Participant is an Employee, a termination of the Employee’s common-law employment relationship with the Company and all Related Entities for any reason, although a Termination will not occur if the Employee becomes a Consultant who provides bona fide services to the Company or any Related Entity;

[2] If a Participant is a Consultant, a termination of the Consultant’s service relationship with the Company and all Related Entities for any reason; and

[3] If a Participant is a Director, a termination of the Director’s service on the Board and any Related Board for any reason.

Whole Share.  An Award granted under Section 7.00.

3.00 PARTICIPATION

3.01 Awards.

[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Employees, Consultants and Directors will be granted Awards and [b] establish the types of Awards to be granted and the terms and conditions relating to those Awards.

[2] The Committee may establish different terms and conditions [a] for each type of Award granted, [b] for each Participant receiving the same type of Award and [c] for the same Participant for each Award received, whether or not those Awards are granted at different times.

[3] In the sole discretion of the Committee, and consistent with applicable law, Awards also may be made, subject to the restrictions set forth in 4.04 and in connection with a “corporate transaction” as defined under Code §424, in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Related Entity or a company acquired by the Company or with which the Company combines.

3.02 Conditions of Participation.  By accepting an Award, each Participant agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other terms and conditions imposed on the Award; and

[2] That the Board or the Committee, as appropriate, may amend the Plan and any Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or an outstanding Award Agreement.

4.00 ADMINISTRATION

4.01 Duties.  The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Duties.  In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person that it deems appropriate and the authority to grant Awards covering up to 25,000 Shares quarterly to Participants (or prospective Participants) who are not Covered Officers. However, and except to the extent provided in the preceding sentence, the Committee may not delegate any discretionary duties assigned to it or any duty that the Committee is required to discharge to comply with Code §162(m) or other applicable laws.

4.03 Award Agreement.  As soon as administratively feasible after the Grant Date, the Committee will prepare and deliver or cause to be prepared and delivered an Award Agreement to each affected Participant. The Award Agreement will describe:

[1] The terms of the Award, including, to the extent applicable, [a] the type of Award, [b] when and how the Award may be exercised, [c] any Exercise Price associated with the Award and [d] how the Award will or may be settled; and

[2] To the extent different from the terms of the Plan, any other terms and conditions affecting the Award.

4.04 Restriction on Repricing.  No Award (including Options and SARs) may be “repriced.” For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect: [1] lowering the Exercise Price of an Option or SAR after it is granted, [2] any other action that is treated as a repricing under generally accepted accounting principles or [3] canceling an Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock, in exchange for another Option, Restricted Stock or other Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

5.00 LIMITS ON STOCK SUBJECT TO AWARDS

5.01 Number of Authorized Shares of Stock.  Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award may not be more than the sum of:

[1] The number of Shares that, on the date the Plan is approved by the Company’s stockholders, are authorized to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan; plus

[2] The number of Shares that, on the date the Plan is approved by the Company’s stockholders, are subject to awards issued under the Prior Plan but which are subsequently forfeited under the terms of the Prior Plan; plus

[3] 1,750,000.

If the Company’s stockholders do not approve the Plan, the Prior Plan will remain in effect until the expiration date specified in its governing documents. Any Shares described in this section, including those described in Sections 5.01[1] and [2], may be subject to Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan.

The Shares to be delivered under the Plan may consist, in whole or in part, of Treasury Shares or authorized but unissued Shares not reserved for any other purpose.

5.02 Reduction Ratio.  As appropriate, the limits imposed under Sections 5.01, 5.04 and 5.05 will be:

[1] Conditionally reduced by the number of Shares underlying each Award (including SARs) that is not a Full Value Award and by 1.77 times the number of Shares underlying each Award that is a Full Value Award; and

[2] Absolutely reduced by [a] the number of Shares underlying any exercised or settled Award (including SARs) that is not a Full Value Award and [b] 1.77 times the number of Shares underlying any settled Full Value Award; and

[3] Increased by the number of Shares by which the limits imposed under Sections 5.01, 5.04 and 5.05 were conditionally reduced when any Award (including SARs) was granted that is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing Shares or without the payment of cash or a cash equivalent.

The number of Shares (if any) withheld to pay any Exercise Price or to satisfy any tax withholding obligation associated with the exercise or settlement of an Award (or part of an Award) will not be recredited to the number of authorized Shares.

5.03 Adjustment in Capitalization.  If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Committee will appropriately adjust [1] the number of Shares that may be issued subject to Awards that may or will be granted to Participants during any period, [2] the aggregate number of Shares available for Awards or subject to outstanding Awards (as well as any share-based limits imposed under the Plan), [3] the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.

5.04 Limits on Incentive Stock Options.  Subject to Section 5.03, of the Shares authorized under Section 5.01, up to 500,000 may be issued subject to Incentive Stock Options.

5.05 Limits on Awards to Covered Officers.  Subject to Section 5.03, during any Plan Year, no Covered Officer may be granted [1] Options covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B), [2] SARs covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B), [3] Performance-Based

Awards that are to be settled in Shares covering more than 100,000 Shares and [4] more than $2,500,000 in cash paid in settlement of Performance-Based Awards.

6.00 OPTIONS

6.01 Nature of Award.  An Option gives a Participant the right to purchase a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including paying the Exercise Price) are met before the Expiration Date. However, an Option will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the Option is not exercised before the Expiration Date.

6.02 Granting Options.  At any time during the term of the Plan, the Committee may grant [1] Incentive Stock Options to Employees of the Company or of any Subsidiary and [2] Nonqualified Stock Options to Employees, Consultants and Directors. The Award Agreement associated with each Option grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the Option may be exercised, procedures for exercising the Option and any other terms and conditions affecting the Option and may specify that the Option is a Performance-Based Award under Section 15.00.

6.03 Exercise Price.  Except as provided in Section 6.04[4] or to the extent necessary to implement Section 3.01[3], each Option will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

6.04 Special Rules Affecting Incentive Stock Options.  Regardless of any other Plan provision:

[1] No provision of the Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422.

[2] The aggregate Fair Market Value of the Shares (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities) may not be greater than $100,000 [or other amount specified in Code §422(d)], as calculated under Code §422.

[3] No Incentive Stock Option may be exercised after the tenth anniversary of its Grant Date [or the fifth anniversary of its Grant Date in the case of an Incentive Stock Option granted to a 10% Owner (as defined below)].

[4] The Exercise Price of an Incentive Stock Option may never be less than 100 percent (110 percent in the case of a 10% Owner) of the Fair Market Value of a Share underlying the Incentive Stock Option, measured as of the Grant Date.

For purposes of this section, a “10% Owner” means any Employee who, at the time an Incentive Stock Option is granted, owns (or is treated as owning) [as defined in Code §424(d)] more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary.

6.05 Exercising Options.  An Option may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee) along with payment of the Exercise Price in accordance with the method or methods described in the associated Award Agreement. Options may be exercised only to purchase whole Shares; the portion of any Option to purchase a fractional Share will be cancelled without any consideration to the affected Participant.

6.06 Rights Associated With Options.  Unless otherwise specified in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised Option.

7.00 WHOLE SHARES

At any time during the term of the Plan, the Committee may grant Whole Shares to Employees, Consultants and Directors, although no more than 250,000 Shares may be issued as Whole Shares. Whole Shares may be granted on any basis and subject to any terms and conditions that the Committee or the Board, as the case may be, believes to be appropriate.

8.00 RESTRICTED STOCK

8.01 Nature of Award.  Restricted Stock are Shares issued on the Award’s Grant Date which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated Restriction Period only if the terms and conditions specified in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

8.02 Granting Restricted Stock.  At any time during the term of the Plan, the Committee may grant Restricted Stock to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled and any other terms and conditions affecting the Restricted Stock and may specify that the Restricted Stock is a Performance-Based Award under Section 15.00.

8.03 Earning Restricted Stock.  Restricted Stock will be held by the Company as escrow agent and will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Released from escrow and distributed to the Participant as soon as administratively feasible after the last day of the Restriction Period, if the applicable terms and conditions have been met.

Unless specifically provided otherwise in this Plan, the Award Agreement relating to Restricted Stock that is not a Performance-Based Award may not provide that the Restricted Stock will be earned more rapidly than 33 1/3 percent annually beginning on the first anniversary of the Grant Date.

Any fractional Share of Restricted Stock will be cancelled without any consideration to the affected Participant.

8.04 Rights Associated With Restricted Stock.  During the Restriction Period and unless otherwise specified in the associated Award Agreement, each Participant to whom Restricted Stock has been issued:

[1] May exercise full voting rights associated with that Restricted Stock; and

[2] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock, although any dividends or other distributions paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.

9.00 RESTRICTED STOCK UNITS

9.01 Nature of Award.  Restricted Stock Units give a Participant the right to receive a specified number of Shares (or cash equal to the Fair Market Value of those Shares) if the terms and conditions described in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock Units will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

9.02 Granting Restricted Stock Units.  At any time during the term of the Plan, the Committee may grant Restricted Stock Units to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock Unit grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Restricted Stock Units and may specify that the Restricted Stock Units are a Performance-Based Award under Section 15.00.

9.03 Earning Restricted Stock Units.  Restricted Stock Units will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Settled in the manner described in Section 9.04, if the applicable terms and conditions have been met.

Unless specifically provided otherwise in this Plan, the Award Agreement relating to Restricted Stock Units that are not a Performance-Based Award may not provide that the Restricted Stock Units will be earned more rapidly than 33 1/3 percent annually beginning on the first anniversary of the Grant Date.

9.04 Settling Restricted Stock Units.  As soon as administratively feasible after the applicable terms and conditions have been met, Restricted Stock Units will be settled [1] in full Shares equal to the number of Restricted Stock Units to be settled and all Restricted Stock Units relating to fractional Shares will be cancelled without any consideration to the affected Participant, [2] for cash equal to the whole number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date and all Restricted Stock Units relating to fractional Shares will be cancelled without any consideration to the affected Participant or [3] in a combination of Shares and cash computed under Sections 9.04[1] and [2]. The method of settling Restricted Stock Units will be described in the associated Award Agreement.

9.05 Rights Associated With Restricted Stock Units.  During the Restriction Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying Restricted Stock Units.

10.00 STOCK APPRECIATION RIGHTS

10.01 Nature of Award.  A SAR gives a Participant the right to receive the difference between the SAR’s Exercise Price and the Fair Market Value of a Share on the date the SAR is exercised, but only if the terms and conditions described in the Plan and the associated Award Agreement are met before the Expiration Date. However, a SAR will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the SAR is not exercised before the Expiration Date.

10.02 Granting SARs.  At any time during the term of the Plan, the Committee may grant SARs to Employees, Consultants and Directors. The Award Agreement associated with each SAR grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the SAR may be exercised, procedures for exercising the SAR, the form in which the SAR will be settled if the SAR is earned and any other terms and conditions affecting the SAR and may specify that the SAR is a Performance-Based Award under Section 15.00.

10.03 Exercise Price.  Except to the extent necessary to implement Section 3.01[3], each SAR will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

10.04 Exercising and Settling SARs.  SARs may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee). As soon as administratively feasible after the SARs are exercised, SARs will be settled in [1] full Shares equal to the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [a] the number of SARs being exercised, and divided by [b] the Fair Market Value of a Share on the date the SARs are exercised, [2] cash equal to [a] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [b] the whole number of SARs being exercised or [3] a combination of full Shares and cash computed under Sections 10.04[1] and [2]. The method of settling SARs will be specified in the associated Award Agreement. However, in no case may SARs relating to fractional Shares be exercised; any SAR relating to a fractional Share will be automatically cancelled without any consideration to the affected Participant.

10.05 Rights Associated With SARs.  Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised SAR.

11.00 PERFORMANCE SHARES

11.01 Nature of Award.  Performance Shares give a Participant the right to receive a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Shares will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.

11.02 Granting Performance Shares.  The Committee may grant Performance Shares to Employees, Consultants and Directors. The Award Agreement associated with each Performance Share grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Shares subject to the Award and any other terms and conditions affecting the Performance Shares and may specify that the Performance Shares are a Performance-Based Award under Section 15.00.

11.03 Earning Performance Shares.  After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Shares will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification, a Participant will receive one Share for each Performance Share earned, and any fractional Share relating to an earned Performance Share will be cancelled without any consideration to the affected Participant.

11.04 Rights Associated With Performance Shares.  During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to Shares underlying the Performance Shares.

12.00 PERFORMANCE UNITS

12.01 Nature of Award.  Performance Units give a Participant the right to receive cash equal to the Fair Market Value of a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Units will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.

12.02 Granting Performance Units.  The Committee may grant Performance Units to Employees, Consultants and Directors. The Award Agreement associated with each Performance Unit grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Units subject to the Award and any other terms and conditions affecting the Performance Units and may specify that the Performance Units are a Performance-Based Award under Section 15.00.

12.03 Earning Performance Units.  After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Units will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification, each Participant will receive cash equal to the number of Performance Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date.

12.04 Rights Associated With Performance Units.  During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Performance Units or the Shares underlying the Performance Units.

13.00 CASH-BASED AWARDS

The Committee may grant Cash-Based Awards to Employees, Consultants and Directors. The Award Agreement associated with each Cash-Based Award grant will describe the terms and conditions affecting the Cash-Based Award and may specify that the Cash-Based Award is a Performance-Based Award under Section 15.00.

14.00 DIVIDEND EQUIVALENTS

14.01 Nature of Award.  Dividend Equivalents give a Participant the right to receive the same dividends the Participant would have received had he or she actually owned the Shares underlying the Dividend Equivalent Award but only if the terms and conditions described in the associated Award Agreement are met. If those conditions are not met, the Dividend Equivalent will be forfeited.

14.02 Granting Dividend Equivalents.  At any time during the term of the Plan, the Committee may grant Dividend Equivalents to Employees, Consultants and Directors. The Award Agreement associated with each Dividend Equivalent grant will describe the terms and conditions that must be met if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Dividend Equivalents and may specify that the Dividend Equivalents are a Performance-Based Award under Section 15.00.

14.03 Earning Dividend Equivalents.  Dividend Equivalents will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Settled in the manner described in Section 14.04, if the applicable terms and conditions have been met.

14.04 Settling Dividend Equivalents.  If the terms and conditions specified in the associated Award Agreement are met, Dividend Equivalents will be settled in cash without any adjustment to reflect the time-value of money during the period beginning on the date that the dividend would have been paid had the Participant actually owned the underlying Shares and the date the Dividend Equivalents are settled. The date Dividend Equivalents are settled will be specified in the associated Award Agreement.

15.00 PERFORMANCE-BASED AWARDS

15.01 Nature of the Award.  A Performance-Based Award may be granted to any Participant in any form of Award, and the associated Award Agreement may specify that the Award is intended to be qualified performance-based compensation under Code §162(m). As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award will be conditioned on the attainment of performance objectives derived from one or more Performance Criteria over a Performance Period.

15.02 Performance Criteria.

[1] The performance objectives relating to a Performance-Based Award will be derived from one or more of the following Performance Criteria:

[a] Net earnings;

[b] Earnings per Share;

[c] Net sales;

[d] Net income (before and after taxes);

[e] Net income;

[f] Net operating profit;

[g] Return measures (including return on assets, capital, equity or sales);

[h] Cash flow (including operating cash flow and free cash flow);

[i] Cash flow return on capital;

[j] Earnings before and after taxes, interest, depreciation and/or amortization;

[k] Gross or operating margins;

[l] Productivity ratios;

[m] Share price (including total stockholder return);

[n] Expense targets; and

[o] Margins.

[2] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company and/or any Related Entity, [b] by any combination of the Company and its Related Entities or [c] by any combination of segments, products or divisions of the Company and Related Entities. In addition, the performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.

15.03 Establishing Performance Objectives.

[1] With respect to Participants who are Covered Officers, the Committee will establish in writing [a] the performance objectives to be applied to each Performance-Based Award granted to a Covered Officer and the Performance Period over which their attainment will be measured, [b] the method for computing the Performance-Based Award that will be granted, vested, exercisable and/or settled if (and to the extent that) the Covered Officer meets those performance objectives and [c] the Covered Officer or class of Covered Officers meets to which the performance objectives apply.

[2] Performance objectives relating to Covered Officers must be established in writing [a] while the outcome for that Performance Period is substantially uncertain and [b] no later than 90 days after the beginning of the applicable Performance Period or, if earlier, after 25 percent of the applicable Performance Period has elapsed.

[3] The Committee may grant Performance-Based Awards to Participants who are not Covered Officers either by [a] following the procedures described in Sections 15.03[1] and [2] or [b] by following any other procedure the Committee believes is appropriate.

15.04 Certification of Performance.  The Committee will certify in writing whether the performance objectives and other terms and conditions imposed on a Performance-Based Award granted to a Covered Officer have been met at the end of the related Performance Period and no Performance-Based Award will be granted, vested, exercisable and/or settled to or with respect to a Covered Officer until the Committee makes this certification. The Committee may adopt this same procedure (or apply another procedure it believes to be appropriate) to establish whether the terms and conditions associated with Performance-Based Awards granted to Participants who are not Covered Officers have been met.

15.05 Modifying Performance-Based Awards.  Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award granted to a Covered Officer or increase the amount of the Performance-Based Award that may be granted, vested, exercisable and/or settled to or with respect to a Covered Officer if those performance objectives are met. However, to the extent consistent with Code §162(m), performance objectives affecting Covered Officers may be calculated without regard to extraordinary items or unforeseen events. In addition, the Committee may reduce or eliminate the amount of any Cash-Based Award that may be granted, vested, exercisable and/or settled if the performance objectives are met.

16.00 TERMINATION/OTHER LIMITS ON EXERCISABILITY

16.01 Effect of Termination on Awards Other Than Performance-Based Awards.  Unless specified otherwise in the associated Award Agreement or the Plan, the following treatment will apply to Awards other than Performance-Based Awards upon a Termination:

[1] Retirement.  If a Participant Terminates due to Retirement:

[a] All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Retirement date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] 24 months after the Retirement date. However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option.

[b] A prorata portion of all Dividend Equivalents, Restricted Stock and Restricted Stock Units granted to the Participant will be vested on the Retirement date. The amount vested will equal the number of Restricted Stock, Restricted Stock Units and Dividend Equivalents that are, by their terms, unvested at Retirement multiplied by the number of whole months between the Grant Date and the Retirement date and divided by the number of whole months specified in the Award Agreement over which the Award otherwise would vest.

[c] All Whole Shares will vest or be forfeited as provided in the Award Agreement.

[d] All other Awards granted to the Participant that have not been designated as Performance-Based Awards and which are unvested or have not been earned or settled when the Participant Retires will be forfeited on the Retirement date.

[2] Death or Disability.  If a Participant Terminates due to death or Disability:

[a] All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] 24 months after Termination due to death or Disability. However, an Incentive Stock Option that is not exercised within 12 months after Termination due to death or Disability will be treated as a Nonqualified Stock Option.

[b] All outstanding Dividend Equivalents, Restricted Stock and Restricted Stock Units granted to the Participant will be vested on the Termination date.

[c] All Whole Shares will vest or be forfeited as provided in the Award Agreement.

[d] All other Awards granted to the Participant that have not been designated as Performance-Based Awards and which are unvested or have not been earned or settled when the Participant dies or Terminates due to Disability will be forfeited on the Termination date.

[3] Cause.  When (and if) a Participant commits an act that constitutes Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited on the date of that occurrence.

[4] Termination for any Other Reason.  If a Participant Terminates for any reason not described in Section 16.01[1], [2] or [3], [a] all outstanding unvested Awards that have not been designated as Performance-Based Awards will be forfeited on the Termination date and [b] all vested Options and SARs then held by a Terminating Participant and that have not been designated as Performance-Based Awards may be exercised before the earlier of [i] 90 days after Termination or [ii] the Expiration Date specified in the associated Award Agreement.

16.02 Effect of Termination on Performance-Based Awards.  Unless specified otherwise in the associated Award Agreement:

[1] A Participant who Terminates due to death, Disability or Retirement will receive a prorata portion of all Performance-Based Awards then held by the Participant that are then subject to a pending Performance Period will be settled at the end of that Performance Period but only if at the end of the pending Performance

Period, the Committee certifies that the associated performance objectives have been met. The portion of the Award to be settled under this section will be the amount of the Award that would have been due if the Participant had not Terminated due to death, Disability or Retirement multiplied by the number of whole months between the Grant Date and the Termination date and divided by the number of whole months specified in the Award Agreement over which the Award otherwise will be earned.

[2] A Participant who Terminates for any reason other than death, Disability or Retirement during a pending Performance Period will forfeit any Award that otherwise might have been earned during that Performance Period, whether or not the performance objectives established for that Performance Period are met at any time during that Performance Period.

16.03 Code §409A.  Regardless of any other provision in the Plan or any Award Agreement:

[1] Subject to Section 16.03[2], if a Participant’s Termination is not a Separation from Service, the payment, exercise or settlement of any Award subject to Code §409A will not be made or permitted before the Participant Separates from Service.

[2] If a Participant is a Key Employee, the payment, exercise or settlement of any Award subject to Code §409A will not be made or permitted earlier than the first day that it may be paid, exercised or settled without generating penalties under Code §409A.

16.04 Other Limits on Exercisability.  Unless otherwise specified in the associated Award Agreement or other written agreement between an Employee or a Consultant and the Company or any Related Entity and regardless of any other Plan provision, all Awards granted to an Employee or a Consultant that have not been exercised or settled will be forfeited if the Employee or Consultant:

[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation or limited liability company or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s or a Related Entity’s business or renders any service to entities that compete with any portion of the Company’s or a Related Entity’s business;

[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company or any Related Entity after having been requested to do so; or

[3] Deliberately engages in any action that the Committee concludes could harm the Company or any Related Entity.

17.00 EFFECT OF BUSINESS COMBINATION OR CHANGE IN CONTROL

17.01 Exercise and Settlement.  Upon, as appropriate and depending on whether the Award is or is not subject to Code §409A, a Business Combination or a Change in Control and, unless specified otherwise in the associated Award Agreement or in a separate change in control agreement (or written agreement of similar import), all of a Participant’s Awards will be [1] fully vested and exercisable and [2] all performance objectives will be deemed to have been met as of the date of the Business Combination or Change in Control.

17.02 Effect of Code §280G.  Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or a Related Entity, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be subject to the excise tax imposed by Code §4999:

[1] The Payor will consider the feasibility of offering substitute awards that would not constitute “parachute payments” under Code §280G and that would not generate penalties under Code §409A; and

[2] To the extent that a substitution is not feasible or that the payments and benefits due to the Participant still would be subject to the excise tax imposed by Code §4999, the Payor will reduce the payments and benefits due to the Participant under the Plan to the greater of $0.00 or an amount that is $1.00 less than the amount that otherwise would generate the excise tax under Code §4999.

If the reduction described in Section 17.02[2] applies, within ten business days of the effective date of the event generating the payments and benefits [or, if later, the date of the change in control (as defined in Code §280G)], the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within ten business days of receiving the Notice of Reduction, the Participant may specify to the Payor how and against which benefit or payment source the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within ten business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within ten business days of the date of the Notice of Reduction, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under the Plan. If a Notice of Allocation has been returned but is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction on the basis of the reductions specified in that Notice of Allocation.

18.00 TERMINATION, SUSPENSION AND AMENDMENT OF PLAN AND AWARD AGREEMENTS

18.01 Termination, Suspension or Amendment of the Plan.  The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by [1] applicable requirements of the law or [2] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [3] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act with respect to any employee benefit plan of the Company, or [4] without the consent of the affected Participant (and except as specifically provided in the Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement before those amendments are adopted.

18.02 Amendment and Termination of Award Agreements.  Without the mutual written consent of both the Company and the affected Participant, once issued, an Award Agreement may not be amended except as specifically provided in the Plan or the Award Agreement. However, nothing in this section will restrict the Committee’s right to amend an Award Agreement without additional consideration to the affected Participant to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Award Agreement before those amendments are adopted.

19.00 MISCELLANEOUS

19.01 Assignability.  Except as described in this section or as provided in Section 19.02, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

19.02 Beneficiary Designation.  Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

19.03 No Guarantee of Continuing Services.  Except as otherwise specified in the Plan, nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Service Provider to Terminate any Employee or Consultant at any time;

[2] Conferring on any Participant any right to continue as an Employee, Consultant or Director;

[3] Guaranteeing that any Employee, Consultant or Director will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.

19.04 Tax Withholding.  The Service Recipient or other responsible person will withhold or collect any amount required to be remitted in advance payment of any taxes associated with the exercise or settlement of any Award. Subject to Code §409A, this amount may be [1] withheld from other amounts due to the Participant, [2] withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or from any compensation or other amount owing to the Participant or [3] collected directly from the Participant.

19.05 Indemnification.  Each individual who is or was a member of the Committee (or to whom any duties have been delegated under Section 4.02) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Committee members (and any person to whom any duties have been delegated under Section 4.02) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Committee or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.

19.06 No Limitation on Compensation.  Nothing in the Plan is to be construed to limit the right of the Company or any Related Entity to establish other plans or to pay compensation to its employees, consultants or directors, in cash or property, in a manner not expressly authorized under the Plan.

19.07 Requirements of Law.  The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

19.08 Governing Law.  The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.

19.09 No Impact on Benefits.  Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

19.10 Term of the Plan.  The Plan will be effective on the Effective Date. Subject to Section 18.00, the Plan will continue until the tenth anniversary of the Effective Date. However, the Committee’s authority to issue any

Performance-Based Awards to Covered Officers will expire no later than the first Annual Meeting that occurs in the fifth year following the year in which the Company’s stockholders approve the Plan.

19.11 Rights as Stockholders.  Unless otherwise specified in the associated Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Award [1] will bear all dividend and voting rights associated with all Shares and [2] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which Shares are then listed or traded or any blue sky or state securities laws.

19.12 Successors.  The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

19.13 International Employees.  To provide the same motivation to materially increase stockholder value and to enable the Company to attract and retain the services of outstanding managers at its international locations, the Company will adopt incentives for its foreign locations that provide, as closely as possible, the same motivational effect as Awards provided to domestic Participants. Also, the Committee may grant Awards to Employees who are subject to the tax laws of nations other than the United States under terms and conditions that differ from other Awards granted under the Plan but which are required to comply with applicable foreign tax laws.

Vote by Telephone

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone
Call Toll-Free using a
Touch-Tone Phone:
1-888-693-8683

Vote by Internet
Access the website and
cast your vote:
http://www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided.

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your proxy by mail.

 è

If voting by mail, Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing ê

A. SCHULMAN, INC. This Proxy is Solicited on Behalf of the Board of Directors of A. Schulman, Inc. for the Annual Meeting of Stockholders to be Held on December 7, 2006

The undersigned hereby appoints TERRY L. HAINES, PAUL F. DESANTIS, and GARY J. ELEK and each of them as Proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Common Stock of A. Schulman, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders of A. Schulman, Inc. to be held on December 7, 2006 and at any adjournments and postponements thereof, in the manner specified on this proxy card and as fully as the undersigned could do if personally present at the meeting. Receipt of a separate Notice of Annual Meeting and Proxy Statement is acknowledged by return of the Card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

Dated: ______________________, 2006

Signature

Signature (if held jointly)

NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting of Stockholders.
êPlease fold and detach card at perforation before mailing.ê

A. SCHULMAN, INC.	PROXY

This proxy is solicited on behalf of the Board of Directors of A. Schulman, Inc. This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR Proposals 1, 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.	Election of Class II Directors:
	Nominees:	(1) Howard R. Curd	(2) James S. Marlen	(3) Michael A. McManus, Jr.	(4) Ernest J. Novak, Jr.

		☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY to vote for all nominees listed above	☐ FOR all nominees listed above except as marked to the contrary below

To withhold authority to vote for any individual nominee, mark “FOR all nominees listed above except as marked to the contrary below” and write that nominee’s name on the line below.

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year ending August 31, 2007.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the A. Schulman, Inc. 2006 Incentive Plan.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein.

(Please sign and date the proxy card on the reverse side.)